Exhibit 2

2018 Full Year Results For the twelve months ended 30 September 2018 Presentation and Investor Discussion Pack Westpac Banking Corporation | ABN 33 007 457 141

Westpac 2018 Full Year Results index 3 Image on front 2018 Full Year Result Presentation 32 Westpac banker Anna Thorpe helped sheep farmer Greg Woodlock fund the expansion of his dam to capture much needed water for his property ‘Kaloola’, The Marra, NSW Investor Discussion Pack of 2018 Full Year Result 33 Strategy Overview Performance discipline Service leadership Workforce revolution Digital transformation Sustainable futures 40 43 45 47 48 56 Image on right Westpac Melbourne head office, 150 Collins Street, Melbourne, Victoria Earnings Revenue Expenses Impairments 60 61 66 68 69 Credit quality 94 Capital, Funding and Liquidity Divisional results Consumer Bank Business Bank BT Financial Group Westpac Institutional Bank Westpac New Zealand 105 106 109 112 116 119 125 Economics 141 Appendix and Disclaimer 150 Contact us 151 Disclaimer

Brian Hartzer Chief Executive Officer Financial results throughout this presentation are in Australian dollars and based on cash earnings unless otherwise stated. Refer page 41 for definition. Results principally cover the FY18, FY17 and 2H18 and 1H18 periods. Comparison of 2H18 versus 1H18 (unless otherwise stated)

Flat result in a difficult year 4 Westpac Group 2018 Final Results Presentation & Investor Discussion Pack •Cash earnings little changed: strong first half, soft second half •Balance sheet in great shape across all dimensions •Challenges -Royal Commission/regulatory actions -Higher cost of funds and full year impact of the bank levy -Customer remediation -Slowing system credit growth •Business unit performance mixed -NZ, Business Bank were standouts -WIB affected by lower markets income -BT and Consumer impacted by customer remediation and margins •Continuing to deliver on our strategy •Australian economy doing well; challenges remain for banks

Earnings snapshot

5

	FY18	Change FY18 – FY17	Change 2H18 – 1H18
Reported net profit after tax	$8,095m	1%	(7%)
Cash earnings	$8,065m	-	(10%)
Cash EPS[1]	236.2c	(1%)	(11%)
Return on equity (ROE)[2]	13.0%	(77bps)	(188bp)
Net tangible assets per share	$15.39	5%	3%
Margin (excl. Treasury & Markets)[3]	2.00%	1bp	(10bps)
Expense to income ratio[3]	43.7%	143bps	393bps
Impairment charge to average loans	10bps	(3bps)	(2bps)
Final dividend[4] (fully franked)	94cps	-	-

1 Cash EPS is cash earnings divided by the weighted average ordinary shares. 2 Return on equity is cash earnings divided by average ordinary equity. 3 Cash earnings basis. 4 Cents per share.

Westpac Group 2018 Final Results Presentation & Investor Discussion Pack

Balance sheet remains strong 6 55 12 10 45 6 5 1 Common equity Tier 1 capital ratio on an APRA Basel III basis. 2 LCR is Liquidity coverage ratio, NSFR is Net stable funding ratio. Westpac Group 2018 Final Results Presentation & Investor Discussion Pack Stressed exposures to total committed exposure (%) 1.05 Sep-12 Sep-13 Sep-14 Sep-15 Sep-16 Sep-17 Mar-18 Sep-18 2.17 1.60 1.24 1.20 1.09 1.08 0.99 Aust/NZ 90+ day delinquencies (%) 2.4 Aus mortgages 2.0 1.6 1.2 0.8 0.4 0.0 Sep-12 Sep-13 Sep-14 Sep-15 Sep-16 Sep-17 Sep-18 NZ mortgages Aus unsecured consumer NZ unsecured consumer Common equity Tier 11 (ratio % and $bn) $bn Ratio (%) 10.6 10.6 11 50 9.1 9.0 9.5 9.5 9 40 8 35 7 30 25 20 4 15 3 Sep-12 Sep-13 Sep-14 Sep-15 Sep-16 Sep-17 Sep-18 45 8.2 43 39 34 30 28 25 Liquidity ratios2 (%) LCR NSFR Mar-17 Sep-17 Mar-18 Sep-18 134 133 125 124 114 112 109 108

Divisional performance 7 Business Bank 8 BT Financial Group (12) (6) Institutional Bank • Margins well managed (up 6bps) New Zealand (NZ$) 5 Westpac Group 2018 Final Results Presentation & Investor Discussion Pack Cash earnings by division FY18 - FY17 (% change) • Good volume growth offset by margin pressure (down 7bps) Consumer Bank-• Margins lower from mortgage spreads, funding costs • Expenses up 5% reflects remediation and investment • Core earnings up 5%, good fee growth, margins well managed • Impairments down from lower write-offs • Growth in insurance and private wealth offset by lower advice revenue and provisions for remediation • Positioning business for new environment – reduced platform fees, run-down of legacy products Westpac• Revenue impacted by lower markets income and fewer large transactions • Business performing well after phase 1 of restructuring • Good growth, margins up and expenses down

Strategy unchanged, adapted to environment 8 Deal with outstanding issues 1 Non negotiables: • Balance sheet strength • Credit quality Momentum in customer franchise 2 • Return disciplines • Culture • Great service Structural cost reduction 3 Westpac Group 2018 Final Results Presentation & Investor Discussion Pack

1. Deal with outstanding issues 9 Westpac Group 2018 Final Results Presentation & Investor Discussion Pack Continuing consumer product reviews •Significant number of products reviewed •Halved number of products offered in the Consumer Bank over 3 years Customer remediation provisions •No advice or no record of advice (salaried financial planners) •Inappropriate advice (exited planners) •Other product/operational issues Removed grandfathered commissions to employed financial advisors Litigation

2. Momentum in customer franchise[1,2]

| 10

New customers

- Australian banking customers reached 11m, 250k new to bank
- Consumer transaction balances up 6%
- Doubled investors on Panorama
  31% rise in Advisers using Panorama

Depth of relationship

- New Panorama pricing model
- Presto for merchants a new payment/cash flow solution
- 80% of SME loans originated online via LOLA and DriveOnline platforms
- New digital banking services:
  - Siri, Alexa, and Google Assistant
  - *Beem It* mobile payments app
  - Digital mortgage application

Service quality

Net Promoter Score	
Consumer Bank	#2
Business Bank	#1

Employee sentiment 73%

Cost to serve

- Branch transactions down 7%
- Digital now >30% of sales[3]
- ~1 billion mobile logins
- 48% of accounts receive e-statements, up 5pps

Customer retention

- Improved complaints handling
- Launched life events marketing
- Call centre wait time down ~ two thirds
- Uplift in outbound contact by bankers

1 See page 148 for definitions. 2 Growth FY17 to FY18. Digital/branch metrics are 2H18 on 2H17. 3 Excludes mortgages.

Westpac Group 2018 Final Results Presentation & Investor Discussion Pack

200

3. Structural cost reduction: Run costs flat 11 158 71 Hastings 87 1 Numbers do not add due to rounding Westpac Group 2018 Final Results Presentation & Investor Discussion Pack Expenses by type1 ($m) 9,586 8,9319,105112 Remediation Regulation and compliance Investments (excl regulation) Run costs (business as usual) FY16FY17FY18 $263m$262m$304mAnnual productivity savings 1,192 1,008 924 1,110 985 903 7,041 7,016 7,017

3. Structural cost reduction: $304m in 2018

12

Lever	Initiative	Outcome
Simplify $180m	Product rationalisation	• 35 products[1] closed or exited
	Process simplification	• Four of six key home loan processes automated
	Operating model changes	• Better alignment of bankers with customers
Digitise $61m	Replace paper	• 48% of accounts now on e-statements
	Digital self service and sales[2]	• Digital transactions up 10%
	Branch and ATM rationalisation	• 47 branches closed, 443 fewer ATMs for the Group
Modernise $63m	Customer Service Hub (CSH)	• Pilot launched CSH in Westpac (proprietary channels)
	Technology modernisation	• Private cloud in place; 69 applications removed, 120 APIs in use
	Contract optimisation	• Around 180 contract re-negotiations/reviews

1 Excluding BT. 2 See page 148 for definitions. Digital metrics are 2H18 vs 2H17 unless stated.

Westpac Group 2018 Final Results Presentation & Investor Discussion Pack

Significant progress on technology transformation

13

		2018	2019	2020+
Customer	Customer Service Hub	Mortgage Pilot	Roll out to Westpac brand (early 2019) and St.George (late 2019)	Roll out to Brokers; Extend across other products/services
	Wealth Platforms	BT Cash Mgmt launch (Panorama)	Corporate Super launch; Superannuation and wrap platforms migrated to Panorama	Superannuation and wrap platforms migrated to Panorama
	New Payments Platform	Roll out to Westpac brand	Extend to all regional brands	*Consolidate more payment types onto the common payments platform*
Staff enablement	Westpac Digital Platform	API Platform launched; API platform migrated to dual site cloud	API platform migrated to dual site cloud	*Build out and re-use APIs*
	Big Data Platform	Big data platform live	Improve resilience and scalability	*Integrate more data; extend analytics use cases*
	People Management	New HR system live for Aust. Rolling out new desktop	New HR system live for Aust. Rolling out new desktop	*Extend functionality, decommission old, roll out globally*
Infrastructure	Cyber Security	Capability upgrade	*Continue to enhance cyber security controls*	*Continue to enhance cyber security controls*
	Infrastructure Transformation	Private cloud established; Dual site offsite private cloud live	*Migrate more applications and data to cloud*	*Migrate more applications and data to cloud*

Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

Summary 14 Westpac Group 2018 Final Results Presentation & Investor Discussion Pack •Flat result; stronger balance sheet •Impairment losses at cyclical lows •Strong business portfolio – some short term issues •Remaining focused on improving service for customers •Delivering innovative and modernised digital platform

Peter King Chief Financial Officer

Result impacted by remediation and funding costs 16 (278) 1 NCI is non-controlling interests. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack FY17 Net interest income Non-interest income Expenses Impairment charges Tax & NCI¹ FY18 1H18 Net interest income Non-interest income Expenses Impairment charges Tax & NCI¹ 2H18 Cash earnings movements ($m) full year 635 (240) (481) 8,062 143 (54) 8,065 Flat Incl. $163m rise in remediation costs Cash earnings movements ($m) half on half 4,251 (263) (88) 1163,814 76 Down 10% Incl. $430m rise in remediation and funding costs

Infrequent/volatile items 17 Remediation2 $281m (after tax) Divisional impact BTFG: $141m, Consumer Bank: $110m, Other $30m Small impact on cash earnings, more significant impact on line items Hastings exit 1 CVA is credit valuation adjustment. 2 Remediation includes provisions for customer refunds and payments and associated costs and estimated litigation costs. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack Hastings P&L ($m) 1H182H18FY18 Revenue23181204 Expenses(37)(121)(158) Core earnings(14)6046 Cash earnings(2)1917 Infrequent/volatile items ($m after tax) 2H171H182H18 Asset sales–(7)0 Fund manager revaluations(3)–(13) Group CVA120(1)13 Provisions for remediation2(118)–(281) Total cash earnings impact(101)(8)(281) Key items

Australian mortgage growth moderating 18 Mortgage portfolio flow composition (%) 1H17 2H17 1H18 2H18 Owner occupied growth 3 4 3 3 4 1 1 Investor growth 3 Basic (% of flow) 22 14 20 29 Fixed rate (% of flow) 23 36 30 23 New mortgage lending dynamics (%) 1H18 2H18 Approvals/Applications 93 93 No. of new loans (change HoH) -10 -5 Average loan size (change HoH) 6 1 New lending (change HoH)2 -5 -4 1 I/O is interest only mortgage lending. P&I is principal and interest mortgage lending. 2 New lending by amount drawn. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack Australian mortgages ($bn) and mix (%) 3.2% 2.4% 1.7% $414 $427 $437 $445 % of portfolio Line of credit P&I¹ I/O¹ 5 56 45 49 61 50 46 40 35 Mar-17 Sep-17 Mar-18 Sep-18 Interest only book down $53bn since Mar-17: • Lower I/O flows (19% of 2H18 new flow) • Switching to P&I ($51bn over 18 months) • I/O repayments (11% of balances)

Margins impacted by competition, cost of funds, Treasury 19 2.05 2.14 2.11 2.11 2.11 2.10 2.07 2.06 2.05 2.05 . Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack Long term margin trend (%) NIM NIM excl. Treasury & Markets 2.17 1.98 1.98 1.97 2.01 2.03 2.01 1.96 2.02 2.05 1.95 1H14 2H14 1H15 2H15 1H16 2H16 1H17 2H17 1H18 2H18 Net interest margin movement (% and bps) NIM excl. Treasury & Markets Treasury & Markets impact on NIM 2.17 (2bps) (5bps) 0.12 (4bps) 1bp 0bp 1bps (1bps) (2bps) 2.05 Down 12bps 0.10 1.95 1H18 Remediation W'sale Loans Customer Term Capital & Liquidity Treasury & 2H18 provisions funding BBSW deposits w'sale funding other Markets

Treasury1 Markets & income skewed to 1H18 20 969 896 1 Includes net interest income and non-interest income but excludes derivative valuation adjustments. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack Markets non-customer and Treasury income ($m) 1H 2H 1,030 1,002 2015 2016 2017 2018 918 484 349 395 507 653 574 546 411 Markets customer income ($m) 1H 2H 935 912 918 2015 2016 2017 2018 462 447 436 448 482 473 465 448

Non-interest income down from trading 21 11% 17% 18% Total 3% Commissions Insurance and Other 2,850 2,784 - Provisions for customer refunds 2,762 remediation Hastings Infrequent items 1 Customer refunds and payments. 2 Fees earned associated with Hastings exit. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack Components of non-interest income ($m) Fees & Wealth and Trading + Higher business lending fees, + Increased Hastings income - Lower non-customer & cards fees + Lower insurance claims markets income and payments ($156m) + Revaluation of boutiques 1% 2% n 18% 2H17 1H18 2H18 2H17 1H18 2H18 2H17 1H18 2H18 2H17 1H18 2H18 - Provision for customer 1,329 1,348 1,358 refunds ($7m) Up excl. (156) 1 1,088 1,202 924 929 144 2 531 573 944 Up excl. Dow 472

Expenses higher from infrequent items 22 New Payments Platform, Customer Service Hub and Panorama Platforms Strengthening infrastructure Cyber security, network and system refresh, private cloud BEAR, regulatory and compliance costs and remediation resourcing Reg/Compliance 35,720 1 Hasting exit costs $17m 1H18, $104m 2H18. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack 1H18 BAU Productivity Regulatory/ compliance Investment 2H18 underlying Remediation provisions Hastings (exit costs)¹ 2H18 1H18 BAU/volumes Productivity Regulatory/ compliance Investment 2H18 FTE movements 174 (775) 35,029 70 (160) Movement in expenses ($m) 874,932 112 126 (173) 66 4,733 4,654 60 Up 1.7% Up 6.0% 2H18 cost drivers

Credit quality sound 23 New Zealand dairy of stressed 1.09 1.08 1.05 0.0 1 TCE is total committed exposure. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack Sep-10 Sep-11 Sep-12 Sep-13 Sep-14 Sep-15 Sep-16 Sep-17 Mar-18 Sep-18 Agri, forestry & fishing Wholesale & retail trade Property Services Property services & business services Construction Manufacturing Transport & storage Accommodation, cafes & restaurants Other Mining Stressed assets as a % of TCE1 3.20 Watchlist & substandard 90+ day past due and not impaired Impaired 2.48 2.17 1.60 1.24 1.20 2.07 0.46 0.67 1.45 0.41 0.62 1.24 0.35 0.58 0.85 0.31 0.44 0.71 0.99 0.54 0.260.25 0.270.20 0.65 0.56 0.330.34 0.220.15 0.57 0.37 0.15 0.55 0.39 0.14 Corporate/business stressed exposure by sector ($bn) 1.6 1.4 1.2 1.0 0.8 0.6 0.4 0.2 improvement Two names into stressed Two names out

Australian mortgages performing well 24 Customers ahead of repayments 70% 68% 69% 1 Including offset balances. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack Property in possession (number) 437 WA QLD Other Mar-17 Sep-17 Mar-18 Sep-18 382 129 398 396 135 152 127 146 122 128 103 162 141 141 127 Australian mortgage portfolio characteristics Sep-17 Mar-18 Sep-18 30+ day delinquencies 130bps 144bps 140bps 90+ day delinquencies 67bps 69bps 72bps 1 Dynamic LVR (weighted average) 52% 52% 54% Australian mortgage portfolio delinquencies (%) 3.0 90+ day past due 2.0 1.0 0.0 Sep-14 Mar-15 Sep-15 Mar-16 Sep-16 Mar-17 Sep-17 Mar-18 Sep-18 90+ day past due investor 30+ day past due Introduced new hardship treatment Australian mortgages 90+ day delinquencies by State (%) 3.0 2.0 1.0 0.0 Mar-15 Sep-15 Mar-16 Sep-16 Mar-17 Sep-17 Mar-18 Sep-18 NSW/ACT VIC/TAS QLD WA SA/NT ALL Introduced new hardship treatment

| 25

Well collateralised mortgage portfolio

Australian housing LVRs (%)


Portfolio LVR at origination
80% of portfolio
17
14
49
11
5
4
0<=60
60<=70
70<=80
80<=90
90<=95
>95


Portfolio dynamic LVR
90% of portfolio
57
16
17
7
1
2
0<=60
60<=70
70<=80
80<=90
90<=95
>95

Australian mortgages[1] by origination date and dynamic LVR[2] (%)


2015 commenced tighter lending standards
Dynamic LVR bands (% of total)
>80
60-80
<=60
6
14
80
8
23
69
14
45
41
<2011
2011-2014
2015+

	<2011	2011-2014	2015+
% of total portfolio	17%	24%	59%
Interest rate floor (%)	6.80	6.80	7.25
Interest rate buffer (%)	1.80	1.80	2.25
Average house price changes[3]	At least 33%	19% - 42%	(4%) – 18%

1 Analysis based on a portfolio of residential mortgages. Some mortgages not included as they were originated on different systems and have some data differences i.e. RAMS, certain business mortgages (including construction) and SMSF loans. 2 Dynamic LVR is the loan-to-value ratio taking into account the current loan balance, estimated changes in security value, offset account balances and other loan adjustments. Property valuation source Australian Property Monitors. 3 Changes in house prices based on house price indicies (and average not separate valuations) Source: Westpac Economics, CoreLogic. All dwellings Australia - average 8 major capital cities. Prices to September 2018.

Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

Impairment charge low at 9bps 26 Write-backs Write-offs New IAPs in Collective 1 Interest carrying adjustment is reported in net interest income and not in the impairment charge. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack 1H17 364 2H17 246 1H18 173 2H18 198 1H17 (228) 2H17 (228) 1H18 (167) 2H18 (162) 1H17 443 2H17 525 1H18 430 2H18 428 1H17 (86) 2H17 (183) 1H18 (43) (147) 2H18 493 1H17 2H17 360 1H18 393 2H18 317 Individually assessed provisions ($m)Collectively assessed provisions ($m)Total ($m) Other movement & recoveriesdirectprovisions Interest carrying adjustment ($m)1 96 95 93 89

CET1 ratio 10.6% 27 APRA APRA earnings dividend RWA movements RWA model $566m CPS investments translation APRA Int. Comp. introduction related to credit of $1.65bn • Proforma CAP2 to Credit RWA rises to 99bps (from and capital deductions 1 Internationally comparable methodology aligns with the APRA study titled ‘International Capital Comparison Study’ dated 13 July 2015. 2 Collectively assessed provision balance. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack Impact of AASB 9 on capital 4.7 • Minimal (<1bps) impact on capital from AASB 9 • Expect ~$974m lift in accounting provisions • New provisions below current capital deductions Accounting capital AASB 139 provisions New AASB 9 provisions 30 Sept 2018 1 Oct 2018 73bps) REL 4.0 3.1 Stage 1 CAP Stage 2 Stage 3 IAP CET1 capital ratio (% and bps) 16.14 Organic +20bps Other -7bps 10.56 10.50 90 (68) 3 (5) (30) 14 5 4 10.63 Higher RWA for operational risk and mortgages Up 13 basis points Sep-17 Mar-18 Cash Final Ordinary Other capital Impacts of Residual Exit of FX Sep-18 Sep-18 1 (net of DRP) growth changes converted impact

Unchanged dividend 28 93 92 90 76 74 72 72 71 681 65 64 1 Includes conversion of CPS to ordinary shares. 2 2H18 assumes DRP participation rate of 10%. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack Dividend payout ratio (%) Payout ratio (cash earnings basis) Effective payout ratio (after DRP shares issued) 74 74 77 74 80 80 79 79 761 85 2 49 51 1H14 2H14 1H15 2H15 1H16 2H16 1H17 2H17 1H18 2H18 Dividends per ordinary share (cents) 94949494949494 1H14 2H14 1H15 2H15 1H16 2H16 1H17 2H17 1H18 2H18 Dividend considerations • Sustainability of the payout ratio over the medium term • CET1 capital ratio = unquestionably strong benchmark • Surplus franking credits • FY18 Bank Levy equivalent to 8 cents per share

Considerations for FY19 29 1 FY18 cost base includes Hastings costs of $158m and remediation/litigation costs of $112. For FY19, the 1% reduction we are seeking to achieve excludes any potential remediation related costs/litigation and the impact of new accounting standards. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack •Expect system credit growth to moderate •Continued focus on return •Margin: recent mortgage repricing to flow through, expect continued price competition and industry changes to calculation of credit card interest rates •Non-interest income: will reflect previously announced impacts of repositioning wealth •Expenses targeting 1% reduction on FY181 -~$400m of productivity savings •Credit quality: expected to remain in good shape •Capital: well placed for unquestionably strong

Brian Hartzer Chief Executive Officer

2019 priorities

| 31

1 Deal with outstanding issues

- 'Get it right, put it right' initiative
- Customer remediation programs
- Royal Commission response
- Advice model

2 Momentum in customer franchise

- Roll out of Customer Service Hub
- Accelerate growth in Panorama
- Continue migration to digital sales and service

3 Structural cost reduction

- Lift productivity to ~$400m
- Targeting 1% cost reduction on FY18[1]

1 FY18 cost base includes Hastings costs of $158m and remediation/litigation costs of $112. For FY19, the 1% reduction we are seeking to achieve excludes any potential remediation related costs/litigation and the impact of new accounting standards.

Westpac Group 2018 Final Results Presentation & Investor Discussion Pack

Financial results throughout this Investor Discussion Pack are in Australian dollars and based on cash earnings unless otherwise stated Refer page 41 for definition. Results principally cover the FY18, FY17 and 2H18 and 1H18 periods. Comparison of 2H18 versus 1H18 (unless otherwise stated)

Strategy

WBC listed on ASX & NZX | WBK LISTED NYSE | Strategy | 34

Westpac Group at a glance: Australia's First Bank

- In its 202nd year, Australia's first bank and first company, opened 1817
- Australia's 2nd largest bank and 20th largest bank in the world; ranked by market capitalisation[1]
- Well positioned across key markets with a service-led strategy focused on customers
- Supporting consumers and businesses in Australia and New Zealand and customers with ties to these markets
- Unique portfolio of brands providing a full range of financial services including consumer, business and institutional banking, and wealth administration
- One of the most efficient banks globally[2]
- Consistent earnings profile over time
- Capital ratios are in the top quartile globally, with sound credit quality
- Credit ratings[3] AA- / Aa3 / AA-
- Leader in sustainability[4]

Consumer Bank	Business Bank	BT Financial Group	Institutional Bank	Westpac New Zealand
Westpac	Westpac	BT	Westpac	Westpac
St.George	St.George	BT Panorama	Westpac Pacific	
BankSA	BankSA	Advance Asset Management		
Bank of Melbourne	Bank of Melbourne			
RAMS				

Key statistics at 30 September 2018

Customers	14.2m
Australian household deposit market share[5]	23%
Australian mortgage market share[6]	23%
Australian business credit market share[6]	19%
New Zealand deposit market share[7]	18%
New Zealand consumer lending market share[7]	19%
Australian wealth platforms market share[8]	19%

Key financial data for Full Year 2018

Reported net profit after tax	$8,095m
Cash earnings	$8,065m
Expense to income ratio[9]	43.7%
Common equity Tier 1 capital ratio (APRA basis)	10.6%
Return on equity[9]	13.0%
Total assets	$880bn
Market capitalisation[10]	$96bn

1 30 September 2018 Source: S&P Capital IQ, based in US$. 2 Credit Suisse analysis of expense to income ratio of world's largest banks October 2018. 3 S&P Global Ratings, Moody's Investors Service and Fitch Ratings respectively. S&P Global Ratings has Westpac on a negative outlook, Moody's Investor Services and Fitch Ratings have Westpac on a stable outlook. 4 A member of banking sector leadership group DJSI World, since 2002. Ranked leader in Sustainalytics ESG Rating. 5 APRA Banking Statistics, September 2018 6 RBA Financial Aggregates, September 18. 7 RBNZ, September 2018. 8 Strategic Insights June 2018, All Master Funds Admin. 9 Cash earnings basis. 10 Based on share price at 28 September 2018 of $27.93.

Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

Strategy | 35

Progress on our strategic agenda

Our Vision: To be one of the world's great service companies, helping our customers, communities and people to prosper and grow

Strategic Priorities	Service Leadership	Performance Discipline	Digital Transformation	Targeted Growth	Workforce Revolution
Measures	Grow customer base and deepen relationships	Seeking to achieve 13-14% ROE (medium-term)	Cost growth 2-3% per annum and expense to income ratio below 40% In FY19, aiming for 1% reduction in costs[2]	Stronger growth in wealth and SME	Employee engagement in top quartile of high performing norms, women in leadership[1] 50%
Progress FY18	Customer numbers up 2% ✓ Customers with a wealth product[1] down 1ppt ✗	ROE 13.0% ✓ Down 77bps	Expenses up 5% ✗ (3% excluding infrequent items[3]) ✓ Expense to income ratio 43.7% ✗	Funds up 7% (continuing businesses) ✓ SME lending up 3% ✓	Women in Leadership 50% ✓ Employee sentiment 73%[3] ✓

1 Refer pages 148 & 149 for metric definitions. 2 Excluding changes in remediation related costs and the impact of new accounting standards. 3 Infrequent items include Hastings exit costs and provisions for estimated costs associated with customer payments and refunds and litigation settlements. 3 Employee engagement is surveyed every two years. In 2017, employee engagement was 79%. Employee sentiment survey conducted monthly. The six month rolling average of sentiment has been stable at 73% through the year.

Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

Rebuilding trust

Strategy | 36

Completed ABA[1] six point plan

1. **Reviewing product sales and commissions for bank staff**
   - Sales incentives removed for tellers
   - Removed product sales targets for personal bankers
2. **Making it easier for customers when things go wrong**
   - Created a new division, Customer and Corporate Relations (Jul 18). To centralise and improve complaints management processes, solve issues faster, and better identify root-causes
   - Customer advocate appointed (Nov 16)
   - Prioritising long-dated complaints
   - Updated customer remediation policy and governance
3. **Reaffirming support for whistleblowers**
   - Updated whistleblowing policy (Nov 18)
4. **Removing individuals from the industry for poor conduct**
   - Implemented Conduct Background Checking Protocol, and consequence management framework
5. **Strengthen commitment to customers in the Banking Code of Practice**
   - Revised Banking Code of Practice approved July 2018
   - Committed to implementing within 12 months of approval
6. **Supporting ASIC as a strong regulator**
   - New funding model in place

Get it Right. Put it Right

- Dedicated initiative to identify where we may not have got it right, and where problems are identified we fix them
- Empowering employees to fix issues directly
- Progressing a number of programs to improve products, policies, and procedures for customers. Changes implemented include:
  - Simplified and lowered fees for personal transaction accounts
  - Introduced simplified mortgage package product
  - Reduced FX fees for online payments
  - Updated credit policies around living expenses and commitments
  - New, shorter, plain-English loan documents and strengthened protections under small business contracts
  - Introduced least-cost routing on payment terminals for business customers
  - Removal of grandfathered commissions payments to salaried financial planners
  - Introduced simplified and lower pricing schedule for Panorama (funds administration platform)
  - Pricing and underwriting changes to life insurance, including applying minimum medical definitions to all products, including those no longer on sale

Delivering for customers

- Helping customers manage their finances
  - Ability to reduce credit card limit online
  - Enabling alerts via SMS or email 5 days before monthly credit card repayment is due
  - Ability to restrict debit transactions on credit cards and block transactions to gambling firms
  - Introduced Westpac SmartPlan, a structured repayment plan, enabling customers to break down large items on their credit card into regular monthly instalments
  - Westpac Lite a "no frills" credit card
- Helping customers in times of need
  - Over 37,000 customers in hardship supported with financial assistance packages
  - Introduced dementia-friendly banking in partnership with Alzheimer's Australia
  - Fraud guarantee; monitor fraud and fix it when retail customers lose money through no fault of their own
  - $100m Drought Assistance Package to support lending to farmer and agribusiness customers
- Enhancing complaints management
  - Centralising complaints resources
  - Strengthening policy and process around complaints handling
  - Reducing long-standing matters
  - Complementing the work of Customer Advocate

1 Australian Banking Association.

Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

Strategy | 37

Building the franchise

Targeted growth

Australia

- # 2 in mortgage market share[1] (23%)
- # 2 in credit card market share[2] (23%)
- # 2 in household deposit market share[2] (23%)
- #2 MFI consumer market share[3] (17%)
- #2 MFI SME market share[3] (21%)
- #2 MFI commercial market share[3] (25%)
- #1 in platform new flow[4] (20%)
- #1 in platform funds under administration[4] (19%)

New Zealand

- # 3 in home loan market share[5] (19%)
- # 2 in deposits[5] (18%)

Supporting customers via digital

Australia

- 4.8m active digital customers
- 3.5m active mobile users
- 3.8m daily mobile app logins
- 9.4m accounts on digital mail
- 1.8m digital transactions daily
- Australia first to enable Siri voice banking including payment
- Australia first to enable mobile cheque deposit

New Zealand

- 0.8m active digital customers
- 0.6m active mobile users
- 0.5m daily mobile app logins
- # 1 Canstar's 2018 Bank of the Year for Everyday Banking (third year in a row)

Strong balance sheet

- APRA
  - 10.6% CET1 capital ratio
  - 5.8% leverage ratio
- Internationally comparable
  - 16.1% CET1 capital ratio
  - 6.5% leverage ratio
- 63% deposit funded
- 133% LCR and 114% NSFR
- 6.5 years weighted average maturity for new issuance
- SEC registered
- AA-/Aa3/AA- credit rating[6]

1 RBA Financial Aggregates, September 18. 2 APRA Banking Statistics, September 2018. 3 Refer page s 148 & 149 for metric definitions and details of metric provider. 4 Strategic Insights June 2018, All Master Funds Admin 5 RBNZ, September 2018. 6 S&P Global Ratings, Moody's Investors Service and Fitch Ratings respectively. S&P Global Ratings has Westpac on a negative outlook, Moody's Investor Services and Fitch Ratings have Westpac on a stable outlook.

Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

Strategy | 38

What sets Westpac apart

Strong strategic position – consistent strategy

- No. 1 or 2 position across key markets – all divisions well placed
- Unique portfolio of brands, reaching more customers
- Strategic position in wealth with a comparative advantage in platforms
- No material non-core businesses
- Highly experienced executive team

Sustainability leadership

- Australia's first bank and first company, opened 1817
- First Australian bank to:
  - Sign Equator Principles 2003
  - Commit to 2 degree economy 2014
  - Publicly support TCFD recommendations 2017
- Foundation member of UNEP FI's Principles for responsible banking 2018
- Member of global banking leadership group in Dow Jones Sustainability Index since 2002, sector leader 10 times, ranked #17 in 2018

Conservative balance sheet

- Strong credit quality with lowest impaired assets of peers
- Provision cover at upper end of peers
- Balance sheet weighted to mortgages
- Capital ratios at top end of banks globally
- Disciplined amortisation of capitalised software
- Only Australian Bank SEC registered – Sarbanes Oxley certification

Impaired assets to gross loans[1] (%)


0.33
0.42
0.26
0.20
Peer 1
Peer 2
Peer 3
WBC

Capitalised software average amortisation period[1] (years)


3.2
4.3
5.5
3.1
Peer 1
Peer 2
Peer 3
WBC

Effective tax rate[1] (%)


29.9
30.2
29.3
30.8
Peer 1
Peer 2
Peer 3
WBC

1 Peer 1 and 2 are on continuing operations basis, Peer 3 excludes restructuring expenses. Peers based on FY18 results as reported.

Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

Consistent performer over the long term Strategy 39 227.8 9.1 8.8 8.4 Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack Ordinary dividend yield (%) Ordinary yield Including franking 9.49.6 1H16 2H16 1H17 2H17 1H18 2H18 6.7 7.7 6.2 6.4 6.6 5.4 5.9 Cash earnings ($bn) 8.18.1 FY08 FY09 FY10 FY11 FY12 FY13 FY14 FY15 FY16 FY17 FY18 7.6 7.8 7.8 7.1 6.6 6.3 5.9 5.0 4.7 Cash earnings per share (cents) 245.4 248.2 235.5 239.7 236.2 FY08 FY09 FY10 FY11 FY12 FY13 FY14 FY15 FY16 FY17 FY18 198.3 197.8 209.3 214.8 163.7

Overview

Results | 41

Cash earnings and reported net profit reconciliation

Cash earnings[1] policy

- Westpac Group uses a measure of performance referred to as cash earnings to assess financial performance at both a Group and divisional level
- This measure has been used in the Australian banking market for over 15 years and management believes it is the most effective way to assess performance for the current period against prior periods and to compare performance across divisions and across peer companies
- To calculate cash earnings, reported net profit is adjusted for:
  - Material items that key decision makers at Westpac Group believe do not reflect ongoing operations
  - Items that are not considered when dividends are recommended, such as the amortisation of intangibles, impact of treasury shares and economic hedging impacts
  - Accounting reclassifications between individual line items that do not impact reported results

Reported net profit and cash earnings ($bn)



■ Reported profit ■ Cash earnings
7.6 7.6
8.0 7.8
7.4 7.8
8.0 8.1
8.1 8.1
FY14
FY15
FY16
FY17
FY18

	FY18 ($m)	% chg FY18-FY17	% chg 2H18-1H18
Cash earnings	8,065	-	(10%)
Cash EPS (cents)	236.2	(1%)	(11%)
Reported net profit	8,095	1%	(7%)
Reported EPS (cents)	237.5	-	(8%)

Reported net profit and cash earnings adjustments ($m)

	FY17	FY18
Reported net profit	7,990	**8,095**
Amortisation of intangible assets	137	**17**
Fair value (gain)/ loss on economic hedges	69	**(126)**
Ineffective hedges	16	**13**
Adjustments related to Pendal Group (formerly BTIM)	(171)	**73**
Treasury shares	21	**(7)**
Cash earnings	8,062	**8,065**

1 Cash earnings is not a measure of cash flow or net profit determined on a cash accounting basis, as it includes non-cash items reflected in net profit determined in accordance with AAS (Australian Accounting Standards). The specific adjustments outlined include both cash and non-cash items. Cash earnings is reported net profit adjusted for material items to ensure they appropriately reflect profits available to ordinary shareholders. All adjustments shown are after tax. For further details refer to page 142.

Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

FY18 financial snapshot

Results | 42

	FY18	Change FY18 – FY17	Change 2H18 – 1H18
Earnings[1]			
Earnings per share (cents)	236.2	(1%)	(11%)
Core earnings ($m)	12,365	(1%)	(10%)
Cash earnings ($m)	8,065	-	(10%)
Return on equity (%)	13.0	(77bps)	(188bps)
Dividend (cents per share)	94	-	-
Expense to income ratio (%)	43.7	143bps	393bps
Net interest margin (%)	2.11	2bps	(12bps)
Credit quality			
Impairment charges to average gross loans (bps)	10	(3bps)	(2bps)
Impaired assets to gross loans (bps)	20	(2bps)	(2bps)
Impaired provisions to impaired assets (%)	46.1	(18bps)	58bps

	FY18	Change FY18 – FY17	Change 2H18 – 1H18
Balance sheet			
Total assets ($bn)	879.6	3%	1%
Common equity Tier 1 (CET1) capital ratio (APRA basis) (%)	10.63	7bps	13bps
CET1 capital ratio (Internationally comparable[2]) (%)	16.14	(6bps)	1bp
CET1 capital ($bn)	45.2	6%	4%
Risk weighted assets ($bn)	425	5%	2%
Loans ($bn)	709.7	4%	1%
Customer deposits ($bn)	517.8	6%	3%
Net tangible assets per share ($)	15.39	5%	3%
Funding and liquidity			
Customer deposit to loan ratio (%)	73.0	190bps	137bps
Net stable funding ratio (%)	114	5ppts	2ppts
Liquidity coverage ratio (%)	133	9ppts	(1ppt)
Total liquid assets[3] ($bn)	153.7	12%	4%

1 All measures on a cash earnings basis. 2 Internationally comparable methodology aligns with the APRA study titled 'International Capital Comparison Study' dated 13 July 2015. 3 Total liquid assets represent cash, interbank deposits and assets eligible for existing repurchase agreements with a central bank.

Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

Performance discipline | 43

Cash earnings impacted by infrequent items of $281m in 2H18

	FY18 $m	% Change FY18 – FY17	% Change 2H18 – 1H18
Net interest income	16,339	4	(3)
Non-interest income	5,612	(4)	(3)
Expenses	(9,586)	5	6
Core earnings	12,365	(1)	(10)
Impairment charges	(710)	(17)	(19)
Tax and non-controlling interests	(3,590)	2	(6)
Cash earnings	8,065	-	(10)
Reported net profit	*8,095*	*1*	*(7)*

1 Average interest-earning assets. 2 Individually assessed provisions.

Cash earnings features of FY18 – FY17 ($m)



AIEA[1] up 3%, margins up 2bps
8,062
635
(240)
(481)
143
(54)
8,065
Lower new IAPs[2]
Lower markets income, fees from removing certain ATM and transaction fees, card interchange fees, and a rise in provisions for customer refunds and payments. Partly offset by higher Hastings revenue and business fees
Costs higher from investment spending, the exit of Hastings, the Royal Commission and implementing customer refunds and payments
Flat
FY17
Net interest income
Non-interest income
Expenses
Impairment charges
Tax & NCI
FY18

Cash earnings features of 2H18 – 1H18 ($m)



AIEA up 2%, margins down 12bps from lower loan spreads and higher short-term funding costs
Provision for costs associated with implementing customer refunds and payments and litigation, the write-off of goodwill in Hastings and higher investment spending
4,251
(263)
(88)
(278)
76
116
3,814
Provisions for customer refunds and payments and lower markets income, partly offset by higher Hastings revenue and business fees
Lower collectively assessed provisions for consumer portfolios and NZ dairy
Down 10%
1H18
Net interest income
Non-interest income
Expenses
Impairment charges
Tax & NCI
2H18

Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

Divisional contributions Performance discipline 44 term wholesale funding remediation Other2 2H18 ($m) CB BB BTFG WIB NZ Group Operating income 4,077 2,644 1,043 1,548 1,091 397 10,800 Expenses (1,812) (946) (690) (771) (431) (282) (4,932) Core earnings 2,265 1,698 353 777 660 115 5,868 Impairment (charges)/benefits (218) (154) (3) 21 22 15 (317) Tax & non-controlling interests (624) (465) (109) (263) (189) (87) (1,737) Cash earnings 1,423 1,079 241 535 493 43 3,814 % of Group cash earnings 37 28 6 14 13 2 1 Refer to division definitions, page 145. 2 Other is Group Businesses (including Treasury). Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack 2H18 divisional1 core earnings movements ($m) Impacted by higher short Impacted by customer 6,497 (422) and customer remediation 28 22 5,868 1H18 CB BB BTFG WIB NZ Other 2 2H18 18 (229) (46) Down 10% 2H18 divisional1 cash earnings movements ($m) 4,251 (294) (16) 1H18 CB BB BTFG WIB NZ Other 2 2H18 (1) (163) 52 (15) 3,814 Down 10%

Service leadership | 45

More customers, deeper relationships and strong balance sheet

Grow customers

Customer numbers (#m)


Australian banking[1]
BT and WIB
New Zealand
13.2
13.4
13.9
14.2
1.3
1.6
10.3
1.4
1.6
10.4
1.4
1.7
10.8
1.4
1.7
11.1
Sep-15
Sep-16
Sep-17
Sep-18

Increase in customer numbers (#'000's)


348
213
460
256
FY15
FY16
FY17
FY18

Deepen relationships

Transaction account balances ($bn)


Australian retail[2]
WIB[3]
New Zealand[4]
121.4
128.8
139.0
152.1
Sep-15
Sep-16
Sep-17
Sep-18

Australian customers with a wealth product[5] (%)


Peers
St.George
Westpac
20.3
18.9
17.8
12.5
11.0
Sep-16
Sep-17
Sep-18

Maintain balance sheet strength

CET1 capital ratio (%) and capital ($bn)


8.2
9.1
9.0
9.5
9.5
10.6
10.6
25
28
30
34
39
43
45
Sep-12
Sep-13
Sep-14
Sep-15
Sep-16
Sep-17
Sep-18

Funding composition by residual maturity (%)


16
20
4
10
5
1
44
6
8
4
11
8
1
62
5
8
4
11
8
1
63
Sep-08
Sep-17
Sep-18
Wholesale Onshore <1yr
Wholesale Offshore <1yr
Wholesale Onshore >1yr
Wholesale Offshore >1yr
Securitisation
Equity
Customer deposits

1 Australian banking refers to Consumer Bank and Business Bank. 2 Australian retail refers to Consumer Bank, Business Bank and Private Wealth. 3 WIB includes Group Businesses. 4 In A$. 5 Refer to page 148 for details of metric provider.

Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

Building long term franchise value – customer service Service leadership 46 Consumer and Business (mean), New Zealand (%) Westpac St.George brands Peers 7.5 2H15 1H16 2H16 1H17 2H17 1H18 2H18 7.1 75% 37% 69% Sep-16 Sep-17 Sep-18 1 Refer page 148 for metric definition and details of provider. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack New Zealand Business Consumer Customer complaints (#) Customer satisfaction1 Australian retail (CB, BB and BT) 7.5 7.2 7.2 7.2 Sep-16 Sep-17 Sep-18 Westpac St.George brands Peers 7.6 7.1 New Zealand retail 7.0 6.7 Sep-16Sep-17Sep-18 WestpacPeers 78% wn 4% 76% 71% 2H15 1H16 2H16 1H17 2H17 1H18 2H18 Do wn Do Higher over the year as we have made complaints process easier for customers, and from increased awareness 11% Up Dow n 35%

Workforce revolution delivering Workforce revolution 47 Executive Leadership through the AGSM completed by employees via LearningBank, our modes is rapidly changing, combining classroom, performance management called 1 The Culture Index measures four elements: trust and care, service orientation, agility and innovation, and risk culture. 2 Spot number at 30 September for each period. Refer page 149 for metric definition. 3 Lost time injury frequency rate. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack Women in Leadership positions2(%) Sep-14 Sep-15 Sep-16 Sep-17 Sep-18 50 50 48 46 44 Employee culture and engagement • Employee engagement is surveyed every two years. In 2017, employee engagement was 79% • Monthly survey of employees conducted The six month rolling average of sentiment has been stable at 73% through the year Culture Index1, with the index six month rolling average stable at 73%. Results suggest confidence in employees feeling safe to speak up and that action will be taken if an issue or risk is raised • A culture assessment against our values, is now mandatory in recruitment process LTIFR3 (rolling 12 months) (#) 1.10 0.80 0.80 0.60 0.39 Sep-14 Sep-15 Sep-16 Sep-17 Sep-18 Learning and development • Over 1,240 leaders have participated in leadership development programs during 2018, with 853 leaders now qualified for the Certificate of • During 2018, 116,000 courses have been online learning platform. The mix of learning online, mobile, and on-the-job experiences • New ‘behaviours-first’ approach to “Motivate” now covers all employees Service leadership - Navigate • The majority of Australian employees have participated in the Navigate program. Bringing together our vision, values, service standards, and code of conduct. The program sought to improve clarity around ethical behaviour and treatment of customers • Introduced ‘Our Compass’ providing our people with a consistent understanding of expectations covering our code of conduct, values, service promise and vision Simplification • Enhanced controls and streamlined critical risk and culture checks for all new employees • Digitised the onboarding experience for new employees, reducing the time for new employees to become fully productive and saving time for people leaders. New employee satisfaction with induction experience is now 97%

Digital transformation | 48

Reinventure – Investing in new fintech businesses[1]

Westpac has increased its commitment to fintech venture capital fund, Reinventure, to $150m[2]. Reinventure enables Westpac to access insights and adjacent business opportunities. The model also helps Westpac to source commercial partnerships that create value for customers

New business models

SocietyOne
Peer-to-peer (P2P) online lending platform connecting borrowers and investors flare
Provides a comprehensive cloud-based human resources and employee benefits platform to streamline HR processes

OpenAgent.com.au
Helps home sellers make decisions about who they choose to sell their property

BRICKX
BRICKX enables the purchase of residential property, one 'brick' at a time

ASSEMBLY
Full stack payments platform

Valiant
A business loan marketplace that matches SMEs to the best lender based on their characteristics and needs

Auror.
Uses data to shed light on high volume crimes, improving prevention and detection

Hey You
A payment app for customers when dining out or grabbing a coffee on the go coinbase
A bitcoin wallet and platform

New technology capabilities

kasada	Enterprise cyber security company that protects businesses from malicious bot attacks
CODELINGO	Enabling software development teams to scale processes and improve code quality
Polychain Capital	A fund of funds for cryptocurrency and blockchain technology
doshii	Connects ordering apps, payment devices, loyalty and reservations platforms to any point of sale
InDebted	Digitised debt collection, leveraging modern communications, automation and machine learning
Slyp	Smart receipts that automatically link purchase receipts to customers' bank accounts

Data, AI and analytics

HYPER ANNA	A natural language AI system for data analysis targeting relatively simple business queries that comprise 70% of an analyst's work in a large organisation
BASIQ	Open Banking API platform that provides connectivity to over 100 financial sources across Australia and NZ
DATA REPUBLIC	A trust framework and secure platform that allows users to exchange data safely and securely
EVERPROOF	A single platform for verifying and digitising employee certifications, accreditations and qualifications
A-kin	AI company that integrates neuroscience into their platform creating capability that not only manages complex problems but is able to form intrinsic relationships with humans
ZETARIS	A global big data, business intelligence and enterprise data warehousing company
Fillr	Standardises mobile forms into an easily readable format and fillable at the tap of a button

1 Logos are of the respective companies. 2 Increase of $50m in FY18.

Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

New digital offers for customers[1]

Digital transformation | 49

Examples of how Westpac and Reinventure's investments are delivering

Investing in merchant propositions

Delivered Presto Smart for Westpac customers

- Based on software built by Assembly, Presto Smart enables a business merchant terminal to connect with a range of point-of-sale systems

Investing in the home ownership ecosystem

Strategic investment in OpenAgent

- Bringing new capability to Australian property buyers, sellers and investors

Investing in data, AI and analytics

Leveraging Data Republic to accelerate data sharing opportunity and manage risk

- Powered 12 new data partnerships, developed 15 data products and launched 8 new start-ups via the FUELD accelerator

1 Logos are of the respective companies. 2 Zip offers point-of-sale credit and digital payment services. 3 Uno is an online mortgage broker. 4 Discovery Ag is an agribusiness focused on optimising on-farm efficiencies. 5 Quintessence Labs creates opportunities with quantum technology that encrypts confidential data. 6 FUELD is a data accelerator which aims to bring together businesses with data-based companies to solve real world problems.

Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

Customer Service Hub Starting with a new mortgage experience Digital transformation 50 Re-engineering the home ownership process: Digitising the end-to-end home loan origination experience by 2020 Customer access via any channel Banker dashboard Customer application tracker At any time customers have clarity on their loan application status Single point for bankers to view customer information and loan application status Applications available seamlessly across channels Digital upload of information Customers can upload documents from home Every element of the process supports providing a record of verification Settlement Digital offer and acceptance Plain English terms & conditions and online acceptance Simplified application assessment / approval for customer and banker Digitises a number of manual processes Digital settlement integrated with land titles registry More home ownership needs met at origination Improved customer experience Increased banker productivity Lower cost of change Increased efficiency 50% reduction in customer documents, faster time to conditional approval 1.7x to 1.2x reduction in costs. Single platform across multiple brands 10% more of customer’s lifestyle and protection needs met 25% reduction in the cost of mortgage origination 25% reduction in banker time spent processing Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack Leading to: Capabilities to be delivered Strategy

Customer Service Hub pilot now, roll out 2019 Digital transformation 51 One location for everything Application tracking process Better customer conversations • Dashboard currently in use to bring together tasks, applications, opportunities and customer information into one location As a result, bankers spend less time searching for information • Customer conversations made easier with single view of application status; automatic data population across systems; a combined credit and verification decision resulting in quicker and consistent decisions • Greater visibility on how applications are progressing; 70% fewer manual tools • Customer access via any channel Customer application and settlement tracker Digitising the process for customers An integrated customer experience in branch, online or by phone A transparent customer experience Meeting today’s customers’ expectations • Automatically generated loan documents Loan offer review and accept online Upload verification documents anywhere, anytime from any device Simplified documents in plain-English • Customers can track an application 24/7 Simple step-by-step processes to complete application Personalised alerts and notifications Automated, trackable settlement process • Application can be started in any channel and picked up and continued in any other channel Information only provided once For existing customers, pre-population of personal information • • • • • • • • Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack Improved banker experience Enhanced customer experience

Customers shifting to digital channels1 Digital transformation 52 4.53 380 22.5 21.7 1 Refer page 148 for definitions. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack Branch transactions (#m) 25.6 24.4 20.820.1 Down 3% Down 7% 1H16 2H16 1H17 2H17 1H18 2H18 Digital transactions (#m) 333 304 313 262 279 287 Up 6% 10% 1H16 2H16 1H17 2H17 1H18 2H18 Up Digitally active customers (#m) 4.694.81 4.33 Up 3% Mar-16Sep-16 Mar-17 Sep-17 Mar-18 Sep-18 Up 6% 4.18 4.05 Quality digital sales (#000’s) and % of sales via digital Sales % of sales via digital 33 29 24 25 428 287 312 Up 13% Up 37% 1H17 2H17 1H18 2H18

Digital supporting productivity

Digital transformation | 53

Calls reduced and time saved

Calling through our 'Connect' feature



- More customers are initiating calls as authenticated customers through 'Connect' in the mobile app. Results in a saving of ~60-90 seconds per call


Connect usage (000's)[1]
66
282
409
491
1H17
2H17
1H18
2H18



- When a digital self-service feature is available 35% of customers elect to self-service[2]


Customers electing self-service (000's)
15
114
141
174
1H17
2H17
1H18
2H18

Paper and postage saved

Digital Mail

- Customers can receive their documents faster, and access them anywhere, anytime
- Also reduces postage and paper usage, and provides a record of customer communication
- **9.4m** accounts have switched to Digital Mail since launch in 2018[3]



Accounts with e-statements (%)


e-statements
Paper
64
36
57
43
55
45
52
48
Mar-17
Sep-17
Mar-18
Sep-18

1 Connect usage for 1H17 is St.George only. 2 Self-service usage for 2H18. 3 Digital Mail launched in March 2018 for St.George, April 2018 for Westpac.

Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

Helping customers via digital Digital transformation 54 Deposit a cheque with a photo Supporting customers anywhere anytime Make payments and check account balance by voice • Siri banking is an Australian first that allows eligible Westpac customers to use Siri to make payments and also ask account enquiry questions • Customers can also use their virtual assistant (Google Assistant and Amazon Alexa) to make enquiries about their account balance, transaction history and reward points • Customers on Westpac desktop can contact Westpac via secure messaging anywhere, anytime • Mobile cheque deposit allows customers to deposit cheques via the mobile app by taking a photo of the cheque • Removes a typical branch transaction to digital Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

Helping customers via digital Digital transformation 55 Apply for a home loan online (St.George brands only) Support customers overseas Making payment easier See transactions in real time • App to support customers travelling overseas including a currency converter, access to emergency contacts and information on our global ATM alliance • Customers with a Handycard or Debit MasterCard can see merchant transaction details immediately • Applications can be completed online or via mobile with specialist support available via live chat Personalised pricing and valuations available Customers can stop and re-start the process at any time • Just Beem It! Westpac collaboration with two other major banks on a mobile payment app Allows any customer with a debit card (regardless of their bank) to pay and get paid securely, in real-time • • • Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

Continued sustainability leadership

Sustainable futures | 56

United Nations Sustainable Development Goals alignment	Westpac's sustainability priority areas	2018 outcomes
	Helping people make better financial decisions	• Improving financial literacy in target segments with specific programs: – Youth supported through Mathspace and Year 13 partnerships – Young adults and women through The Cusp and Ruby Connection – Older Australians through Starts at 60 • Introduced a range of products and services to put customers in control of their finances, including Westpac SmartPlan, an online tool to help customers manage their credit card balance and Westpac Life, a savings product that supports customers' savings goals
	Helping people by being there when it matters most to them	• Over 37,000 customers experiencing financial hardship supported via Customer Assist • $100 million Drought Assistance Package to support lending to famers and agribusiness customers • Developed 'Loss of a loved one', which provides tools and resources to help customers and their family with the financial aspects of losing a loved one • Credit card holders can block transactions from gambling merchants
	Helping people create a prosperous nation	• Westpac Bicentennial Foundation added another 100 scholars, bringing the total to 330 and $3.7 million paid out in educational scholarships • Westpac Foundation Social Scale-up Grants supported social enterprises, creating 513 jobs for vulnerable Australians • $9.1bn lending to climate change solutions at 30 September 2018
	A culture of doing the right thing	• Established the Customer and Corporate Relations Division, bringing together customer complaints teams from across the Group and complementing the role of the Customer Advocate • Named as Employer of Choice for Gender Equality by the Workplace Gender Equality Agency for the 8th consecutive year
	The fundamentals – sustainability policies, action plans and frameworks	• Sustainable Investment Approach was released, which sets out how ESG issues are addressed in funds managed by BTFG, including superannuation funds • Achieved a 4% reduction in GHG emissions compared to FY17

Further information on Westpac's Sustainability strategy and progress on strategic priorities is available at www.westpac.com.au/sustainability

Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

Delivering sustainable value for all stakeholders[1]

Sustainable futures | 57

Customers

14.2m
Customers

Provided
$75bn
New home loans in Australia

Provided
$22bn
New business lending in Australia (excludes Institutional)

Over
37,000
Customers supported through Westpac Group Assist

Employees

38,522
Employees

50%
Women in Leadership positions

$4.9bn
Paid to employees

90%
Of employees[5] endorsed new Enterprise Agreement. Effective 1 January 2019

Community

$100m
Drought Assistance Package to support lending to farmer and agribusiness customers

$1.4bn
Committed exposure to social and affordable housing sector

$2m
In community grants for 200 not for profit organisations[2]

$131m
In community contributions

Suppliers

$5.4bn
Spent with suppliers in Australia

$3.8m
Spent with Indigenous Australian suppliers

$17.7m
Spent with diverse Australian suppliers[3]

Investors

13.0%
Cash return on equity

$6.4bn
In dividends to shareholders

620k
shareholders and more via super funds

236.2
Cash earnings per ordinary share (cents)

Economy

$3.6bn
Income tax FY18

30.8%
Effective tax rate

2nd
Largest tax payer in Australia[4]

$378m
Bank Levy

34.0%
Effective tax rate including the Bank Levy

Environment

$9.1bn
Committed exposure to climate change solutions

$1.7bn
To facilitate climate solutions

17 years
Recognised as a global banking leader in the Dow Jones Sustainability Indices for 17 years in a row

1 Data for FY18 or as at 30 September 2018 unless otherwise stated. 2 Through Westpac Foundation. 3 Diverse suppliers includes businesses at least 51% owned and controlled by indigenous Australians or women. Also includes Australian Disability Enterprises and social enterprises. 4 Source: Corporate Tax Transparency Report 2015 - 2016, published December 2017. 5 Represents percentage of employees that voted.

Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

Climate-related metrics Sustainable futures 58 (% of TCE)1 220 203 6.2 6.1 Gas 2 National electricity market (NEM) benchmark 9.7 47.7 infrastructure 5.55.35.4 3.83.9 1 Exposures in WIB only. TCE is total committed exposure. 2 Australia only. NEM benchmark is sourced from Australian Energy Market Operator. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack Emissions intensity (tCO -e/MWh)2 Westpac electricity generation portfolio 2020 target 0.91 0.90 0.86 0.82 FY15 FY16 FY17 FY18 0.38 0.38 0.36 0.28 Climate change solutions exposure (% of TCE) TCE at 30 Sep 2018 $9.1bn Green buildings 2.8 1.7 2.4 3.4 Renewable energy Low carbon transport Adaptation Forestry 28.8 Waste Other Mining exposure ($bn) Sep-15 Sep-16 Sep-17 Sep-18 14.5 11.3 10.7 6.4 6.8 5.0 1.40.90.61.4 Total Non-fossil fuel Oil and gas Coal - thermal & metallurgical Electricity generation exposure TCE at 30 Sep 2018 $3.5bn 1.9 0.8 Renewable energy 11.8 14.1 Black coal Brown coal 71.4 Liquid fuel Climate change solutions exposure ($bn) 9.1 7.0 Sep-15 Sep-16 Sep-17 Sep-18 Total scope 1, 2 and 3 emissions (tCO2-e, 000s) 244 194 FY15 FY16 FY17 FY18

Sustainable futures | 59

Climate-related disclosures – scenario analysis

Portfolio transition risk – 2 degree scenario



Current portfolio exposure to transition risk (%)
80
70
60
50
40
30
20
10
0
Low
Low-medium
Medium
Medium-High
High
2030
2050

Transition risk – key points

- Westpac assessed the potential transition risks (policy, legal, technology and market changes related to climate change)
- Analysis focused on the Group's current Australian Business and Institutional lending[1] and exposure to sectors that may face growth constraints under a range of 2 degree scenarios
- Approximately 4% of the portfolio is exposed to sectors that may experience higher risk in a transition to a 2 degree economy
- Data presented shows the distribution of current exposure to sectors that may experience higher transition risks at intervals of 2030 and 2050 under Westpac's Global Cooperation Scenario[2]

Portfolio physical risk – 4 degree scenario

Share of current portfolio exposed to higher physical risk (%)



0.4%
1.7%
2030
2050

Physical risk – key points

- Westpac assessed the potential physical risks[3] (financial impacts of changes in climate patterns and extreme weather events)
- Analysis focused on the Australian mortgage portfolio and exposure to postcodes that may face increased physical risk under a 4 degree scenario
- Approximately 1.7% of the portfolio is exposed to postcodes that may experience higher physical risk by 2050 under a 4 degree scenario
- Data presented shows the share of current exposure to postcodes that may experience higher physical risk at intervals of 2030 and 2050 under our IPCC RCP 8.5 Scenario[4]

1 Australian Business and Institutional lending, excludes retail, sovereign, and bank exposures. 2 Global Cooperation Scenario – where coordinated global action results in a smooth transition to a low carbon economy. For details see page 52 – Westpac 2016 Sustainability Performance report. 3 Five natural perils were assessed: inundation, soil contraction, floods, wind and cyclones, and bushfires. 4 For further information – see Westpac's 2018 Sustainability Performance Report.

Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

Earnings

Income down 3% over the half; mostly from margin decline and customer remediation Revenue 61 4 BB 10 1 AIEA is average interest-earning assets. 2 Group Businesses. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack Net operating income by division ($m) 2H18 Divisional contribution (%) 173 11,151 (340) CB 59 3 (6) 14 38 BTFG WIB 10NZ 24Group 2 2H17 CB BB BTFG WIB NZ Group2 1H18 CB BB BTFG WIB NZ Group2 2H18 10,7957651 34 (140) 124 24 (53) 10,800 Up 3% Down 3% Net operating income movement ($m) 172 (435) 213 19 5 3 39 11,151 2H17 AIEA1 Margins Fees & Wealth Trading Other 1H18 AIEA Margins Fees &WealthTrading Other 2H18 growth commissions growthcommissions 10,795 77 (146) 159 (88) (13) 10,800 Net interest up 4% Non-interest up 2% Net interest down 3% Non-interest down 3%

of lending and deposits Composition Revenue 62 427 Aust. institutional 1 Gross loans. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack Sep-17 Mar-18 Consumer Bank Business Bank WIB New Zealand Other (inc. BT) Sep-18 Sep-17 Mar-18 New lending Net run off Sep-18 Customer deposit mix ($bn) and % of total Term deposits Savings Transaction 487 502 518 42% 152 29% 29% 143 Up 3% 139 Up 3% 152 155 154 194 204 214 Sep-17 Mar-18 Sep-18 Customer deposit composition ($bn) CB BB WIB BTFG, NZ & Other 518 487 502 Sep-17 Mar-18 Sep-18 96 96 92 105 99 92 111 107 108 206 196 199 Net loans ($bn) 685 701 7 1 1 (1) 1 710 Up 1% Composition of lending (% of total) 2 Aust. mortgages 10 Aust. business 3 Aust. other consumer 13 63 New Zealand lending Other overseas lending Australian mortgage lending1 ($bn) 37 (29) 437 445

Net interest margin excluding Treasury & Markets down 10bps Revenue 63 1bp (5bps) Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack 2H17 1H18 Provision for customer refunds and payments Loans Customer deposits Short term wholesale funding Term wholesale funding Bank Levy Capital & other Liquidity Treasury & Markets 2H18 Net interest margin by division (%) 1H17 2H17 1H18 2H18 2.70 2.74 2.78 2.76 1.96 2.09 2.15 2.16 CB BB WIB NZ 2.27 2.36 2.37 2.11 1.56 1.62 1.58 1.72 Net interest margin (NIM) movement (%) Treasury & Markets impact on NIM NIM excl. Treasury & Markets 2.17 (2bps) 2.10 0.12 (4bps) 0bp 0bp 1bp (1bp) (2bps) 2.05 0.08 2.05 Margin excluding Treasury & Markets down 10bps 0.10 2.02 1.95 Net interest margin (%) NIM NIM excl. Treasury & Markets 2.12 2.05 2.03 1.95 2H13 1H14 2H14 1H15 2H15 1H16 2H16 1H17 2H17 1H18 2H18

Non-interest income down 3% Revenue 64 2,762 43 25 66 53 10 14 1 2H18 includes $144m of fees associated with Hastings exit. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack Wealth management income ($m) FUM/FUA Other (mostly BT) NZ & WIB 7701 2H16 1H17 2H17 1H18 2H18 665 622 585 632 86 201 206 128 196 382 365 371 381 206 82 51 55 187 377 Insurance income ($m) Life General LMI & NZ 339 297 318 2H16 1H17 2H17 1H18 2H18 305 264 82 86 97 42 126 136 80 78 116 143143 70 105 76 143 Non-interest income contributors ($m) Fees and commissions Wealth and insurance Trading Other 2,905 3,068 2,784 2,850 419 2H16 1H17 2H17 1H18 2H18 713 514 504 27 507 970 886 924 929 1,088 1,396 1,426 1,329 1,348 1,202 Markets income by activity ($m) Customer Market related risk Derivative valuation adjustments 748 19 535 0 522 2H16 1H17 2H17 1H18 2H18 546 247 610 162 89 72 27 60 482 448 447 448 436

Markets & Treasury1 income Revenue 65 1 Includes net interest income and non-interest income but excludes derivative valuation adjustments. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack Markets non-customer and Treasury income ($m) Markets non-customer Treasury 653 574 395 2H15 1H162H161H17 2H171H182H18 546 507 484 142 131 89 376 404 395 247 349 72 406 277 162 412 60 335 Markets customer income ($m) 482 462 465 447 2H15 1H16 2H16 1H17 2H17 1H18 2H18 436 448 448

Expenses up 6% from the impact of infrequent items, higher regulatory and compliance costs, and investment spend Expenses 66 litigation and implementing customer refunds and payments 199 126 4,733 66 4,654 60 35,096 247 35,029 expenses compliance infrequent items 49.9 48.1 46.9 45.8 45.0 44.8 43.7 1 Company data, Credit Suisse. Expense to income ratio average for Peer 1, 2 and 3 based on FY18 results, all others based on FY17. Peer 1 and 2 are presented on a continuing operations basis. Peer 3 excludes restructuring costs. European average excludes Deutsche Bank. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack US regional average European average UK average Canadian average Korean average Peer 1 Hong Kong average Peer 3 Singapore average Peer 2 WBC Productivity savings ($m) 304 219 239 FY14 FY15 FY16 FY17 FY18 263 262 Global peer comparison of expense to income ratios1 (%) 62.9 61.7 61.1 55.9 Expense movements ($m) Costs associated with the exit of Hastings and provisions for (173) 4,932 Up 2% Up 6% 1H18Ongoing Productivity Investment Regulatory/ 2H18 exInfrequent2H18 items FTE run versus change (#) Run: ongoing operations Change: project based 377 35,720 (497) (194) 2H17 Run Change 1H18 Run Change 2H18

Investment spend focused on growth, productivity and compliance Expenses 67 Investment spend ($m) FY16 FY17 FY18 Expensed 517 479 530 Capitalised 710 777 881 Total investment spend 1,227 1,256 1,411 Investment spend expensed 42% 38% 38% Capitalised software Opening balance 1,654 1,781 1,916 Additions 696 766 882 Amortisation (565) (614) (618) Other1 4 (17) (3) Closing balance 1,781 1,916 2,177 Average amortisation period 2.9yrs 2.9yrs 3.1yrs Other deferred expenses Deferred acquisition costs 101 86 71 Other deferred expenses 45 28 29 1 Includes write-offs, impairments and foreign exchange translation. 2 Peer 1 and 2 are reported on a continuing operations basis. Based on FY18. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack Capitalised software2 Capitalised software balance ($bn) Amortisation ($bn) Average amortisation period (years) 5.5 Peer 1 Peer 2 Peer 3 WBC 4.3 3.2 2.90 2.18 3.1 1.82 1.42 0.62 0.57 0.50 0.46 Investment spend mix ($m) Other technology Regulatory change Growth and productivity 1,411 FY16 FY17 FY18 1,227 1,256 197 139 171 377 325 278 837 792 778

Continued low impairment charge reflects sound credit quality Impairments 68 525 493 (86) (147) (167) (162) (183) Remains low, (228) (228) 80 40 20 1 Interest carrying adjustment is reported as net interest income and not in impairment charges. 2 2008 and 2009 are Pro forma including St.George for the entire period with 1H09 ASX Profit Announcement providing details of Pro forma adjustments. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack Impairment charges and stressed exposures2 (bps) 120 500 Impairment charge to average loans 100 400 annualised (lhs) Stressed exposures to TCE (rhs) 300 60 200 100 0 0 2008 2009 2010 2011 2012 2013 2014 1H15 2H15 1H16 2H16 1H17 2H17 1H18 2H18 108bps 9bps Impairment charges ($m) Individually assessed Collectively assessed New IAPs Write-backs & recoveries Write-offs direct Other movements in CAP Total Lower consumer early 364 443 430 428 cycle delinquencies and 360 393317 (43)CAP interest carrying marginally higher in BB 96959389 1H17 2H17 1H18 2H18 1H17 2H17 1H18 2H18 1H17 2H17 1H18 2H18 1H17 2H17 1H18 2H18 1H17 2H17 1H18 2H18 246 173 198 overlay reduction adjustment ($m)1

Credit Quality

High quality portfolio with bias to mortgage lending

Credit Quality | 70

Asset composition (%)

Total assets ($880bn)	Sep-16	Sep-17	Sep-18
Loans	79	81	81
Trading securities, financial assets at fair value and available-for-sale securities	10	10	9
Derivative financial instruments	4	3	3
Cash and balances with central banks	2	2	3
Life insurance assets	2	1	1
Goodwill	1	1	1
Receivables due from other financial institutions	1	1	1
Other assets	1	1	1

Lending composition at 30 September 2018 (% of total)


Total loans of $710bn
69
17
11
3
Housing
Business
Institutional
Other consumer

Exposure by risk grade at 30 September 2018 ($m)

Standard and Poor's Risk Grade[1]	Australia	NZ / Pacific	Asia	Americas	Europe	Group	% of Total
AAA to AA-	92,881	8,691	2,174	17,744	745	**122,235**	12%
A+ to A-	34,948	4,645	7,763	5,191	3,501	**56,048**	5%
BBB+ to BBB-	56,281	11,585	9,687	2,600	1,412	**81,565**	8%
BB+ to BB	72,064	11,900	1,487	383	108	**85,942**	8%
BB- to B+	62,836	9,621	120	17	0	**72,594**	7%
<B+	5,808	2,356	0	0	0	**8,164**	1%
Mortgages	508,265	53,819	355	0	0	**562,439**	54%
Other consumer products	44,066	4,948	5	0	0	**49,019**	5%
Total committed exposures (TCE)	**877,149**	**107,565**	**21,591**	**25,935**	**5,766**	**1,038,006**	
Exposure by region[2] (%)	85%	10%	2%	2%	1%		100%

1 Risk grade equivalent. 2 Exposure by booking office.

Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

A well diversified loan portfolio Credit Quality 71 Finance & insurance Property 1.2 1.2 1.1 1.1 Mar-18 at 30 September 2018 ($m) A-A+ 1 Exposures at default is an estimate of the committed exposure expected to be drawn by a customer at the time of default. Excludes consumer lending. 2 Finance and insurance includes banks, non-banks, insurance companies and other firms providing services to the finance and insurance sectors. 3 Property includes both residential and non-residential property investors and developers, and excludes real estate agents. 4 Construction includes building and non-building construction, and industries serving the construction sector. 5 NBFI is non-bank financial institutions. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack S&P rating or equivalent Top 10 exposures to corporations & NBFIs BBB A BBB+ BBB+ A-BBB+ BBB+ BBB-0 300 600 900 1,200 1,500 1,800 2,100 2,400 Exposures at default1 by sector ($bn) 2 3 Government admin. & defence Wholesale & retail trade Manufacturing Property services & business services Services Agriculture, forestry & fishing Transport & storage Utilities Construction4 Accommodation, cafes & restaurants Mining Other 0 20 40 60 80 100 120 Sep-18 Sep-17 Top 10 exposures to corporations and NBFIs5 (% of TCE) The single largest corporation/NBFI exposure represents less than 0.3% of TCE 1.4 1.3 1.3 1.01.11.0 Sep-09 Sep-10 Sep-11 Sep-12 Sep-13 Sep-14 Sep-15 Sep-16 Sep-17 Sep-18

Well provisioned, sound credit quality Credit Quality 72 Provisions for impairments Sep-17 Mar-18 Sep-18 Total provisions to gross loans (bps) 45 45 43 Impaired asset provisions to impaired assets (%) 46 46 46 Collectively assessed provisions to credit RWA (bps) 76 75 73 3,481 Overlay ($m) 323 335 301 36 34 34 Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack Impaired asset provisions to impaired assets (%) Sep-17 Mar-18 Sep-18 46 46 46 48 50 46 40 Westpac Peer 1 Peer 2 Peer 3 4444 Total impairment provisions ($m) Overlay 5,061 Collectively assessed provisions Individually assessed provisions 4,414 4,241 3,949 3,602 3,1193,1653,053 Sep-10 Sep-11 Sep-12 Sep-13 Sep-14 Sep-15 Sep-16 Sep-17 Mar-18 Sep-18 453 2,986 1,622 346 2,607 1,461 363 2,408 1,470 389 3,332 389 2,196 2,225 2,275 1,364 867669 389 388 2,344 323 2,316 869 480 335 2,359 471 301 2,330 422

AASB 9 and 15 impact | 73

Estimated impact of AASB 9 and AASB 15

Approach to provisioning AASB 9

- The current requirement for provisioning (AASB 139) is based on an "incurred loss approach", with the revised methodology (AASB 9) based on an "expected credit loss" (ECL) approach
- The key elements of provisioning are in three stages:
  - Stage 1 - a one year expected loss will be recognised from initial recognition of a financial instrument
  - Stage 2 - if the credit risk on that financial instrument has "increased significantly since initial recognition" then a lifetime ECL is recognised
  - Stage 3 - if the financial instrument is credit impaired (default) lifetime ECL is recognised (similar to existing treatment of impairment provision)
- Measurement of the lifetime expected loss needs to be an "unbiased and probability weighted outcome" taking into account past events, current conditions and future forecasts. This differs from the current AASB 139 requirements that do not consider future events



Current 30 Sept 2018
New from 1 Oct 2018
3.1
4.7
$1.6bn capital deduction for excess over provisions
4.0
4.7
Still an excess $0.7bn
CAP
IAP
Stage 1
Stage 2
Stage 3
AASB 139 provisions
Accounting capital and capital deductions
AASB 9 provisions
Accounting capital and capital deductions

Estimated transition impacts of AASB 9

- Impairment provisions higher
  - Estimated $974m increase in impairment provisions due to forward-looking factors and lifetime expected credit losses on stage 2 loans
  - Collectively assessed provisions (CAP) to credit risk weighted assets increase to 99bps (from 73bps)
- Retained earnings lower
  - Increase in provisions will be taken through retained earnings with no impact on cash earnings
- CET1 capital ratio little change (~1bp)
  - Impacts will be largely netted off in regulatory capital, lower regulatory expected loss deduction vs higher provisions
- Full details will be provided in 1H19

Interest adjustment AASB 9

- Under AASB 9 the interest carrying adjustment (ICA) will only apply where the asset is in stage 3. In FY18 the CAP component of the ICA was $179m
- This will result in higher impairment charges and higher net interest income
- Will impact some metrics, such as net interest margin and expense to income ratio

Impacts of AASB 15

- Not expected to have a material impact on earnings or capital
- Income and expenses will be higher from the grossing up of items previously netted
- Will impact some metrics, such as net interest margin and expense to income ratio
- More details will be provided in 1H19

Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

Provision cover by portfolio category Credit Quality 74 Provisioning to TCE (%) Mar-17 Sep-17 Mar-18 Sep-18 Fully performing portfolio • Small cover as low probability of default (PD) • Includes overlay 0.21 0.20 0.20 0.18 portfolio Watchlist & substandard • Still performing but higher cover reflects deterioration 4.52 4.76 4.71 5.27 90+ day past due and not impaired substandard • In default but high level of security 5.04 5.08 5.03 5.11 due and not Impaired assets • In default. High provision cover reflects expected recovery 52.07 46.30 45.54 46.12 Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack Impaired asset provisions Collective provisions Exposures as a % of TCE Fully performing Watchlist & 90+ day past impaired Impaired Mar-17 Sep-17 Mar-18 Sep-18 0.20 0.15 0.15 0.14 0.34 0.37 0.39 0.35 0.56 0.55 0.57 0.59 98.92 98.91 98.95 98.86

Stressed exposures little changed Credit Quality 75 Stressed exposures as a % of TCE 0 105 Watchlist & substandard 2.48 1 90+ day past due (dpd) and not impaired Impaired 2.17 1.60 1.24 1.20 1.14 1.09 1.08 1.05 1,078 997 958 477 471 440 450 1 Facilities 90 days or more past due date not impaired. These facilities, while in default, are not treated as impaired for accounting purposes. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack Sep-11 Sep-12 Sep-13 Sep-14 Sep-15 Sep-16 Mar-17 Sep-17 Mar-18 Sep-18 2H11 Sep-17 1H12 Impaired 2H12 90+ dpd not impaired1 1H13 2H13 Substandard 1H14 Watchlist 2H14 1H15 Mar-18 2H15 Impaired 1H16 90+ dpd not impaired1 2H16 1H17 Substandard 2H17 Watchlist 1H18 Sep-18 2H18 New and increased gross impaired assets ($m) 1,343 1,194 589 1,060 708 609 607 633 1.45 0.41 0.62 1.24 0.35 0.58 0.85 0.31 0.44 0.71 0.99 0.54 0.26 0.25 0.270.20 0.65 0.33 0.22 0.59 0.56 0.35 0.34 0.200.15 0.57 0.37 0.15 0.55 0.39 0.14 Movement in stress categories (bps) 3 0 1 109 (1) 2 3 (5) 108

Overall stressed exposures little changed over 2H18 Credit Quality 76 2 exposures 1 Includes Finance & insurance, Utilities, Government admin. & defence. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack Agriculture, forestry & fishing Wholesale & retail trade Property Services Property services & business services Construction Manufacturing Transport & storage Accommodation, cafes & restaurants 1 Other Mining Corporate and business portfolio stressed exposures by industry ($bn) 2.0 1.8 1.6 1.4 1.2 1.0 0.8 0.6 0.4 0.2 0.0 Sep-17 Mar-18 Sep-18 New Zealand dairy improvements Reflects retail trade sector challenges 2 exposures

Areas of interest: Commercial property Credit Quality 77 Commercial property portfolio Sep-17 Mar-18 Sep-18 Total committed exposures (TCE) $65.2bn $66.3bn $67.6bn Lending $49.6bn $51.1bn $52.0bn Commercial property as a % of Group TCE 6.48 6.48 6.51 BB equivalent BB equivalent BB+ equivalent Median risk grade % of portfolio graded as stressed1,2 1.27 1.74 1.66 % of portfolio in impaired2 0.38 0.28 0.23 10 15 15 & diversified groups Vic Qld SA & NT 11 21 42 46 Retail Investors >$10m 27 10 Groups and Property (diversified) 1 Includes impaired exposures. 2 Percentage of commercial property portfolio TCE. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack Mar-10 Sep-10 Mar-11 Sep-11 Mar-12 Sep-12 Mar-13 Sep-13 Mar-14 Sep-14 Mar-15 Sep-15 Mar-16 Sep-16 Mar-17 Sep-17 Mar-18 Sep-18 Commercial property portfolio composition (%) Region (%) Borrower type (%) Sector (%) NSW & ACT Exposures <$10m Commercial offices Developers >$10m Residential 44 8 WA 31 NZ & Pacific Diversified Property Industrial Institutional Trusts >$10m Commercial property exposures % of TCE and % in stress 10 Commercial property as % of TCE (lhs) 20 8 15 6 10 4 2 5 0 0 Commercial property % in stress (rhs)

Credit Quality | 78

Areas of interest: Inner city apartments

Commercial property portfolio TCE ($bn)

	Sep-17	Mar-18	Sep-18	TCE[1]	
Residential apartment development >$20m	4.2	4.0	**4.1**	6.1%	• Market activity is slowing as demand eases and pre-sales and new developments start to slow. Sydney completions expected to peak in 2018, other cities peaked in 2017, still a lot of units to complete. Tightened risk appetite in areas of higher concern, which has been progressively introduced since 2012 • Settlements remain slightly slower, but Westpac's debt has been repaid in full given low LVRs
Residential apartment development >$20m in major markets, shown below	2.7	2.7	**2.6**	3.8%	
Sydney major markets	1.5	1.9	**1.8**	2.7%	• Still active in key markets
Inner Melbourne	0.7	0.6	**0.6**	0.9%	• Weighted average LVR 47%
Inner Brisbane	0.4	0.2	**0.1**	0.1%	• Slow market. Exposure low
Perth metro	0.0	0.0	**0.1**	0.1%	• Activity slowly lifting. New loans at 46.3% weighted average LVR
Adelaide CBD	0.1	0.0	**0.0**	-	• Project completed

Residential apartment development >$20m weighted average LVR (%)


50.2
48.5
47.3
48.4
Average portfolio LVR 48%
2018
2019
2020
2021
Expected completion date

Consumer mortgages

Consumer mortgages where security is within an inner city residential apartment development	Mar-18	Sep-18
Total loans	$14.7bn	$15.2bn
Average LVR at origination	73%	73%
Average dynamic LVR	56%	57%
Dynamic LVR >90% (% of portfolio)	2.65%	2.48%
90+ day delinquencies	40bps	44bps

1 Percentage of commercial property TCE.

Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

Credit Quality | 79

Areas of interest: Retail trade

Overview

- The retail sector continues to be challenged by subdued consumer demand and growth in domestic and international online channels
- These changes have been emerging for a number of years and businesses need to continue to adapt
- Whilst there has been a small increase in stress, the portfolio is diversified and the credit quality remains sound
- The increase in exposure over 2H18 was to high quality investment grade customers

Retail trade portfolio

	Sep-17	Mar-18	Sep-18
Total committed exposures (TCE)	$15.4bn	$15.5bn	**$16.2bn**
Lending	$11.5bn	$11.3bn	**$11.6bn**
Retail trade as a % of Group TCE	1.53	1.51	**1.56**
Median risk grade	BB equivalent	BB equivalent	**BB equivalent**
% of portfolio graded as stressed[1,2]	3.02	4.67	**4.84**
% of portfolio in impaired[2]	0.31	0.48	**0.41**

Retail trade portfolio composition


Retail trade exposure (TCE) $bn
14.4
16.4
16.3
15.3
15.4
15.5
16.2
Sep-15 Mar-16 Sep-16 Mar-17 Sep-17 Mar-18 Sep-18


% of portfolio graded as stressed
3.58
2.29
2.68
2.51
3.02
4.67
4.84
Sep-15 Mar-16 Sep-16 Mar-17 Sep-17 Mar-18 Sep-18


Retail trade by internal risk grade category $bn
Investment
Sub-investment
Stressed
6.4
5.3
4.5
Personal and household good retailing
Motor vehicle retailing and services
Food retailing

1 Includes impaired exposures. 2 Percentage of retail trade portfolio TCE.

Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

Areas of interest: Aged Care sector

Credit Quality | 80

Overview

- Aged care sector is forecast to grow with significant investment required to meet demand from Australia's aging population
- The stress increase over the year has been driven by the downgrade of three exposures
- The portfolio more generally is diversified and credit quality remains sound. Westpac maintains a strong history of involvement in this sector
- On 16th September, a Royal Commission into Aged Care Quality and Safety was announced. The interim report is to be provided by 31 October 2019 with a final report no later than 30 April 2020

Aged Care portfolio

	Sep-17	Mar-18	Sep-18
Total committed exposures (TCE)	$2.6bn	$2.5bn	**$2.7bn**
Lending	$1.5bn	$1.5bn	**$1.6bn**
Aged Care as a % of Group TCE	0.26	0.24	**0.26**
Median risk grade	BB+ equivalent	BB+ equivalent	**BB+ equivalent**
% of portfolio graded as stressed[1,2]	1.97	4.17	**4.94**
% of portfolio in impaired[2]	0.00	0.00	**0.00**

Aged Care portfolio composition



Aged Care exposure (TCE) $bn
2.1
2.2
2.6
2.5
2.6
2.5
2.7
Sep-15 Mar-16 Sep-16 Mar-17 Sep-17 Mar-18 Sep-18



% of portfolio graded as stressed
1.50
0.89
0.86
0.79
1.97
4.17
4.94
Sep-15 Mar-16 Sep-16 Mar-17 Sep-17 Mar-18 Sep-18



Aged Care portfolio (TCE) by sector (%)
45
55
Nursing homes
Accommodation for the aged

1 Includes impaired exposures. 2 Percentage of Aged Care portfolio TCE.

Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

Areas of interest: Areas experiencing drought conditions

Credit Quality | 81

Overview

- Many parts of Australia are currently affected by drought, in particular, NSW. Other areas such as WA are performing well. This is typical in Australia where conditions can vary across the country
- In response, Westpac extended its existing support to farmers and agribusiness customers in all states under a new $100m Drought Assistance Package
- Past droughts have not impacted the long term health of the portfolio due to a considered approach and limited exposure to farming regions subject to poorer agricultural conditions and which have historically had lower levels of production
- Westpac has focused on building a customer base across reliable regions with higher rainfall and access to irrigation, close to a reliable workforce and markets
- Since May 2018, we have contacted all agribusiness customers across Western Queensland, NSW and Northern Victoria to assist managing through current conditions

Australian Agribusiness[1] portfolio

	Sep-17	Mar-18	Sep-18
Total committed exposures (TCE)	$10.3bn	$10.6bn	**$10.6bn**
Lending	$8.1bn	$8.2bn	**$8.5bn**
Australian Agribusiness as a % of Group TCE	1.02	1.04	**1.02**
Median risk grade	BB equivalent	BB equivalent	**BB equivalent**
% of portfolio graded as stressed[2,3]	3.47	4.27	**4.40**
% of portfolio in impaired[3]	0.18	0.31	**0.27**

Areas of rainfall deficiencies last 18mts[4]


Australian Government
Bureau of Meteorology
Rainfall Percentile Ranking
10
5
Serious Deficiency
Severe Deficiency
Lowest on Record
Rainfall Deficiencies: 18 months
1 April 2017 to 30 September 2018
Distribution Based on Gridded Data
Australian Bureau of Meteorology

Australian Agribusiness portfolio composition

Agriculture, Forestry and Fishing portfolio by state


26
23
18
14
13
6
NSW/ACT
QLD
VIC/TAS
WA
SA/NT
Institutional

Portfolio by industry


31
25
10
6
6
5
5
5
3
2
2
Grain
Beef & Sheep
Horticulture
Dairy
Services to Agri
Cotton
Fishing & Aquaculture
Viticulture
Forestry & Logging
Poultry
Other

1 Agribusiness defined by ANZSICS in Pillar 3 industry Agriculture, fishing and forestry. 2 Includes impaired exposures. 3 Percentage of Australian Agribusiness portfolio TCE. 4 Source: Commonwealth of Australia 2018, Australian Bureau of Meteorology. Issued 7/10/2018.

Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

Areas of interest: Mining and NZ dairy Credit Quality 82 Mining (inc. oil and gas) portfolio Sep-17 Mar-18 Sep-18 Total committed exposure (TCE) $9.7bn $9.3bn $10.7bn 37 Lending $5.1bn $5.1bn $5.7bn % of Group TCE 0.96 0.91 1.03 % of portfolio graded as stressed1,2 2.33 1.72 0.99 % of portfolio in impaired2 0.44 0.31 0.17 New Zealand dairy portfolio Sep-17 Mar-18 Sep-18 Economics Total committed exposure (TCE) (NZD) $6.0bn $6.1bn $6.3bn 1 Lending (NZD) $5.8bn $5.8bn $6.0bn % of Group TCE 0.55 0.55 0.55 % of portfolio graded as stressed1,2 17.02 14.94 11.90 % of portfolio in impaired2 0.34 0.47 0.36 1 Includes impaired exposures. 2 Percentage of portfolio TCE. 3 Sourced from Westpac Economics and Bloomberg. 4 The steel index 62% Fe fines benchmark. 5 Brent oil price. 6 Source Fonterra. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack NZ dairy portfolio (TCE) by security (%) 24 75 Fully secured Partially secured Unsecured Milk price & Fonterra dividend6 (NZ$) Kg Ms Dividend Westpac $10 Milk price $8 $6 $4 $2 $0 2014/15 2015/16 2016/17 2017/18 2018/19 forecast 0.400.100.30 6.69 6.25 0.25 0.40 6.12 4.40 3.90 Mining portfolio (TCE) by sector (%) 7 15 13 18 10 Oil and gas Iron ore Other metal ore Coal Mining services Other Iron Ore and Oil prices ($)3 Iron ore (USD/t)4 Crude oil (USD/bbl)5 Westpac 100 60 20 Sep-15 Sep-16 Sep-17 Sep-18 Sep-19 Economics forecast

Australian consumer unsecured lending, 3% of Group loans

Credit Quality | 83

Australian consumer unsecured lending portfolio

	Sep-17	Mar-18	Sep-18
Lending	$22.0bn	$21.8bn	**$21.1bn**
30+ day delinquencies (%)	3.60	3.95	**3.65**
90+ day delinquencies (%)	1.66	1.71	**1.73**

The small increase in Australian unsecured lending portfolio 90+ day delinquencies over FY18 was driven by an operational issue in collections delaying the write-off of Auto Finance defaulted loans

90+ day delinquencies (%) by State


NSW/ACT
VIC/TAS
QLD
WA
SA/NT
Hardship reporting changes commenced[1]
3.00
2.00
1.00
-
Sep-14
Mar-15
Sep-15
Mar-16
Sep-16
Mar-17
Sep-17
Mar-18
Sep-18

Australian unsecured portfolio ($bn)


Sep-17
Mar-18
Sep-18
10 10 9
5 5 5
7 7 7
22 22 21
Credit cards
Personal loans
Auto loans (consumer)
Total consumer unsecured

90+ day delinquencies (%)


Total unsecured consumer lending
Total ex-hardship
Credit cards
Credit cards ex-hardship
Hardship reporting changes commenced[1]
3.00
2.00
1.00
-
Sep-15
Mar-16
Sep-16
Mar-17
Sep-17
Mar-18
Sep-18

90+ day delinquencies (%)


Personal loans
Auto loans
Personal loans ex-hardship
Auto loans ex-hardship
Hardship reporting changes commenced[1]
3.00
2.00
1.00
-
Sep-15
Mar-16
Sep-16
Mar-17
Sep-17
Mar-18
Sep-18

1 Westpac changed hardship treatment following guidance from APRA which is intended to standardise the industry treatment of delinquency classification of facilities in hardship. Hardship allows eligible customers to reduce or defer repayments in the short term to manage through a period of financial difficulty (e.g. unemployment, injury, natural disasters). Solutions are tailored to customer circumstances and may include extending the loan or restructuring.

Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

Australian mortgage portfolio performance Credit quality 84 Australian mortgage portfolio delinquencies (%) Australian mortgage delinquencies and properties in possession (PIPs) Sep-17 Mar-18 Sep-18 90+ day past due total 90+ day past due investor 3.0 30+ day delinquencies (bps) 130 144 140 90+ day delinquencies (bps) (includes impaired mortgages) 67 69 72 2.0 Consumer PIPs 437 398 396 1.0 Properties in possession continue to be mostly in WA and Qld however Qld properties reduced over the year, while WA increased. A targeted collections approach has improved customer outcomes, supporting customers through the foreclosure process 0.0 Mar-15 Sep-15 Mar-16 Sep-16 Mar-17 Sep-17 Mar-18 Sep-18 Housing lending portfolio by State (%) Chart does not add to 100 due to rounding Australian banking system1 Westpac Group portfolio FY18 Westpac Group drawdowns 44 41 37 30 27 27 17 17 14 12 9 7 6 7 6 1 Source ABA Cannex August 2018. 2 Under the changes in hardship treatment, an account in hardship continues to migrate through delinquency buckets until 90+ days past due. Accounts are then reported as 90+ days past due until full repayments are maintained for 6 months. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack NSW & ACT VIC & TAS QLD WA SA & NT Australian mortgages 90+ day delinquencies by State (%) 3.0 2.0 1.0 0.0 Mar-15 Sep-15 Mar-16 Sep-16 Mar-17 Sep-17 Mar-18 Sep-18 NSW/ACT VIC/TAS QLD WA SA/NT ALL Introduced new hardship treatment2 30+ day past due total Loss rates Introduced new hardship treatment2

Australian mortgage portfolio well collateralised Credit quality 85 Sep-17 balance Mar-18 balance Sep-18 balance 2H18 flow1 Australian mortgage portfolio 100 FY18 drawdowns LVR at origination Portfolio LVR at origination Portfolio dynamic LVR 5 Total portfolio ($bn) 427.2 437.2 444.7 36.9 Owner occupied (%) 55.5 56.0 56.8 62.0 Investment property loans (%) 39.8 39.5 39.1 37.6 57 Portfolio loan/line of credit (%) 4.7 4.5 4.1 0.4 79 / 21 78 / 22 Variable rate / Fixed rate (%) 77 / 23 77 / 23 45.5 23.1 Interest only (%) 39.6 34.8 17 7 6 5 4 57.3 51.6 Proprietary channel (%) 56.5 56.1 N/A 1 1 1 0 0 First home buyer (%) 8.1 7.9 7.8 8.2 Mortgage insured (%) 17.5 16.9 16.3 11.1 Sep-17 Mar-18 Sep-18 Average loan size2 ($’000) 264 270 273 Customers ahead on repayments including offset account balances3 (%) 70 68 69 Actual mortgage losses net of insurance4 ($m, for the 6 months ending) 48 48 38 Actual mortgage loss rate annualised (bps, for the 6 months ending) 2 2 2 1 Flow is new mortgages settled in the 6 months ended 30 September 2018 and includes RAMS. 2 Includes amortisation. 3 Excludes RAMS in 2H17. Includes RAMS in 1H18 and 2H18. Loans ahead on payments exclude equity/line of credit products as there are no scheduled principal payments. 4 Mortgage insurance claims 2H18 $4m (1H18 $6m; 2H17 $9m). 5 Excludes RAMS in all periods. 6 LVR calculated as simple average by balances. 7 Dynamic LVR is the loan-to-value ratio taking into account the current loan balance, changes in security value, offset account balances and other loan adjustments. Property valuation source Australian Property Monitors. 8 Average LVR of new loans is on rolling 6 months. 9 Weighted average LVR calculation considers size of outstanding balances. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack Australian housing loan-to-value ratios (LVRs) (%) 90 80 70 60 50 40 30 20 10 46 49 17 15 14 16 22 10 11 0<=60 60<=70 70<=80 80<=90 90<=95 95<=100 Australian mortgage portfolio LVRs Sep-17 Mar-18 balancebalance >100 Sep-18 balance Simple averages LVR at origination6 (%) 70 70 70 Dynamic LVR5,6,7 (%) 42 41 43 LVR of new loans6,8 (%) 67 69 69 Weighted averages LVR at origination9 (%) 74 74 74 Dynamic LVR 5,7,9 (%) 52 52 54 LVR of new loans 8,9 (%) 73 71 71

Credit quality | 86

Australian mortgage portfolio standards tightening

Notable changes to Westpac mortgage lending standards

2014	• 10% limit on investment property lending growth announced – implemented by 30 September 2015
2015	• Stricter loan affordability tests for new borrowers – Increase in minimum assessment ('floor') rate to 7.25% – Increase in serviceability assessment buffer to 2.25% • Credit card repayments assessed at 3% of limit (previously 2%) • Expenses benchmark (HEM) adjusted by income bands as well as post settlement postcode location, marital status and dependants • Serviceability for loans with interest only terms assessed over the residual P&I term, not full loan term • Maximum I/O terms reduced – owner occupied reduced to 5 years
2016	• Mandatory 20% minimum shading on all non-base income (e.g. rental income, annuity income) – previously non-base income discounted by varying amounts • Stopped non-resident lending – For Australian and NZ citizens and permanent visa holders using foreign income, tightened verification and LVR restricted to 70% • Maximum I/O terms for new IPLs reduced to 10 years • Maximum LVRs restricted to include LMI capitalisation
2017	• 30% limit on new interest-only lending (based on % of limits) • Tighter limits on interest-only lending >80% LVR • Heightened supervision of mortgage lending warehouses • Strengthened pre settlement hind-sighting process of applications with introduction of day 2 review team
2018	• More granular assessment of expenses through the introduction of 13 categories to capture living expenses and other commitments

Australian mortgage portfolio by calendar year of origination (% of total book)



59% of the portfolio originated after major tightening of lending standards
4
2
2
2
4
3
4
4
7
9
13
15
17
14
Pre-2006
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018 (YTD)
Calendar year

Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

Credit quality | 87

Australian mortgage portfolio repayment buffers

Mortgage interest rate buffers (%)



Westpac owner occupied SVR[1] inc package discount
Westpac minimum assessment ('floor') rate
9
7
5
3
7.25
4.58
Sep-14
Mar-15
Sep-15
Mar-16
Sep-16
Mar-17
Sep-17
Mar-18
Sep-18

- Borrowers applying for a mortgage must be able to service the higher of either:
  - 7.25% minimum assessment rate; or
  - Product rate plus 2.25% buffer

Westpac Australian offset account balances[2] ($bn)



Linked to I/O mortgages
Linked to P&I mortgages
20.9
23.6
26.8
30.5
33.4
34.9
36.2
37.4
38.6
39.2
Mar-14
Sep-14
Mar-15
Sep-15
Mar-16
Sep-16
Mar-17
Sep-17
Mar-18
Sep-18

Australian home loan customers ahead on repayments[3] (% by balances)



Sep-17
Mar-18
Sep-18
1 1 1
29 30 29
18 19 20
23 22 22
6 6 6
24 22 21
Behind
On time
< 1 Mth
< 1 Yr
< 2 Yrs
>2 Yrs

69.2% of Westpac borrowers are ahead on their mortgage repayments, including offset account balances

Loans 'On time' and <1 mth ahead (% of balances)



49
24
6
6
13
Sep-18
Investment property loans - incentive is to keep repayments high for tax purposes
Accounts opened in the last 12 months
Loans with structural restrictions on repayments e.g. fixed rate
Residual - less than 1 month repayment buffer

1 SVR is the Standard Variable Rate for owner-occupied Westpac Rocket Repay Home Loan inclusive of Premier Advantage Package discount. 2 Excludes RAMS. 3 Includes RAMS in 1H18 and 2H18. Customer loans ahead on payments exclude equity/line of credit products as there are no scheduled principal payments. Includes mortgage offset accounts. 'Behind' is more than 30 days past due. 'On time' includes up to 30 days past due.

Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

Interest only (I/O) portfolio

Credit quality | 88

I/O portfolio (%)



% of total portfolio (at period end)
% of all new flows by limit (6 mnth)[1]
45.5
34.2
39.6
22.6
34.8
23.1
2H17
1H18
2H18

Switching from I/O to P&I[2] ($m)



Reached end of I/O period
Customer initiated
4,716
3,911
4,044
3,623
4,326
4,110
3,788
4,149
1Q18
2Q18
3Q18
4Q18

- In FY18 $33bn (17%) of the I/O portfolio switched to P&I (52% proactively; 48% contractually)
- Total of $51bn has switched to P&I in last 18mths

Variable mortgage interest rates[3] (%)



at 17 October 2018
Owner occupied
Investor
4.58
5.17
5.13
5.64
P&I
I/O
P&I
I/O

I/O lending (%)



By dynamic LVR[4] and income band (%)
Applicant gross income bands
>$250k
$100k - $250k
<$100k
56
13
29
13
34
8
18
7
11
2
6
2
<=60%
60%<=80%
>80%
Dynamic LVR bands (%)

Chart does not add due to rounding

Scheduled I/O term expiry[5]



(% of total I/O loans)
16
19
19
14
7
16
9
0<1 Yr
1<2 Yrs
2<3 Yrs
3<4 Yrs
4<5 Yrs
5<10 Yrs
10 Yrs+

1 Flow is based on APRA definition. 2 I/O is interest only mortgage lending. P&I is principal and interest mortgage lending. 2 Interest rates as at 7 March 2018 for Westpac Rocket Repay Home Loan inclusive of Premier Advantage Package discount assuming loan amount $250,000 - $499,999. 4 Excludes RAMS. Dynamic LVR is the loan-to-value ratio taking into account the current loan balance, changes in security value, offset account balances and other loan adjustments. Property valuation source Australian Property Monitors. 5 Excludes I/O loans that should have switched to P&I but for the previously announced mortgage processing error.

Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

Performance of interest only mortgages Credit quality 89 Interest only lending • Interest only (I/O) loans assessed on a principal and interest basis – Loans originated prior to 2015 were assessed on a principal and interest basis over the full contractual term – Loans originated from 2015 were assessed on a principal and interest basis over the residual amortising term Current serviceability assessments also include an interest rate buffer (at least 2.25%), minimum assessment rate (7.25%) and a requirement to be in surplus1 I/O loans are full recourse 14 • 2 • Interest only portfolio statistics as at 30 September 2018 • • • 74% weighted average LVR of interest only loans at origination2 (portfolio) 65% of customers ahead of repayments (including offset accounts)3 Offset account balances attached to interest only loans represent 50% of offset account balances Introduced new Interest only portfolio performance as at 30 September 2018 • 90+ day delinquencies 64bps (compared to P&I portfolio 73bps) • Annualised loss rate 2bps (net of insurance claims) 1 A surplus requirement measures the extent to which a borrower’s income exceeds loan repayments, expenses and other commitments, as assessed. 2 Weighted average LVR calculation takes into account size of outstanding balances. 3 Customer loans ahead on payments exclude equity/line of credit products as there are no scheduled principal payments. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack Sep-15 Nov-15 Jan-16 Mar-16 May-16 Jul-16 Sep-16 Nov-16 Jan-17 Mar-17 May-17 Jul-17 Sep-17 Nov-17 Jan-18 Mar-18 May-18 Jul-18 Sep-18 Australian mortgage portfolio delinquencies (%) I/O P&I 2.0 1.5 1.0 0.5 0.0 Sep-14 Mar-15 Sep-15 Mar-16 Sep-16 Mar-17 Sep-17 Mar-18 Sep-18 Increase in 90+ day delinquencies includes impact of decreasing balances of I/O loans as borrowers switch to P&I and hardship treatment new flows have declined Australian interest only loan portfolio balances ($bn) 250 I/O performing loans balance (lhs) 200 12 10 150 8 100 6 4 50 0 0 I/O 90+ day delinquencies balance (rhs)

Investment property portfolio Credit quality 90 gross income band (%) 25 Investment property lending (IPL) portfolio Sep-17 Mar-18 Sep-18 Weighted averages LVR of IPL loans at origination1 (%) 73 73 73 LVR of new IPL loans in the period1,2 (%) 72 71 70 Dynamic LVR1,3 of IPL loans (%) 54 54 56 Average loan size4 ($’000) 313 318 321 Customers ahead on repayments including offset accounts5 (%) 59 58 58 90+ day delinquencies (bps) 49 53 57 Annualised loss rate (net of insurance claims) (bps) 3 2 3 1 Weighted average LVR calculation takes into account size of outstanding balances. 2 Average LVR of new loans is on rolling 6 month window. 3 Excludes RAMS . Dynamic LVR is the loan-to-value ratio taking into account the current loan balance, changes in security value, offset account balances and other loan adjustments. Property valuation source Australian Property Monitors. 4 Includes amortisation. 5 Includes RAMS in 1H18 and 2H18. Customer loans ahead on payments exclude equity/line of credit products as there are no scheduled principal payments. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack <=50 50<=75 75<=100 100<=125 125<=150 150<=200 200<=500 500<=1m 1m+ 0<=60 60<=70 70<=75 75<=80 80<=85 85<=90 90<=95 95<=97 97+ Mortgage applications by Owner occupied IPL 20 15 10 5 0 Australian mortgage portfolio at 30 September 2018 LVR at origination (%) Owner occupied IPL 50 40 30 20 10 0 Australian mortgage portfolio at 30 September 2018 Investment property portfolio by number of properties per customer (%) 1 1 1 7 2 2 3 26 4 62 5 6+ Chart does not add to 100 due to rounding

Credit quality | 91

Australian mortgage deep dive

Australian mortgage lending[1] by origination date, dynamic LVR[2] and income (%)


Chart may not add due to rounding
Year of origination
<2011
2011-14
2015+
Gross income bands
>$250k
$100k - $250k
<$100k
80
7
34
38
14
7
6
1
6
3
2
69
12
36
22
23
13
7
3
8
5
1
2
41
9
21
11
45
8
25
13
14
8
3
4
Dynamic LVR² bands (%)
<60
60-80
>80
<60
60-80
>80
<60
60-80
>80

	<2011	2011-14	2015+
% of portfolio at 30 September 2018	17	24	59
Westpac SVR[3] (%) (excl. discounts)	7.86	6.89 – 5.70	5.24
Westpac interest rate buffer (%)	1.80	1.80	2.25
Westpac interest rate floor (%)	6.80	6.80	7.25
House price changes[4]	At least 33%	19% – 42%	(4%) – 18%

1 Portfolio comprised of residential mortgages, excluding RAMS, and business mortgages originated via a separate platform such as construction loans and loans to SMSFs. 2 Dynamic LVR is the loan-to-value ratio taking into account the current loan balance, changes in security value, offset account balances and other loan adjustments. Property valuation source Australian Property Monitors. 3 Based on a specific Rocket Repay rate offered during the period. Westpac Rocket Repay Home Loan exclusive of discounts assuming loan amount $250,000 - $499,999. 4 Source, Westpac Economics, CoreLogic. All dwellings Australia - average 8 major capital cities. Prices to September 2018.

Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

Credit quality | 92

Lenders mortgage insurance arrangements

Lenders mortgage insurance (LMI)

- Where mortgage insurance is required, mortgages are insured through Westpac's captive mortgage insurer, Westpac Lenders Mortgage Insurance[1] (WLMI), and reinsured through external LMI providers, based on risk profile
- WLMI is well capitalised (separate from bank capital) and subject to APRA regulation. WLMI targets a capitalisation ratio of 1.2x PCR[2] and has consistently been above this target
- Scenarios indicate sufficient capital to fund claims arising from events of severe stress – estimated losses for WLMI from a 1 in 200 year event are $105m net of re-insurance recoveries (1H18: $110m)

Westpac's Australian mortgage portfolio at 30 Sep 2018 (%)


85
6
9
Not insured
Insured by third parties[3]
Insured by WLMI

Lenders mortgage insurance arrangements

LVR Band	Insurance
• LVR ≤80% • Low doc[4] LVR ≤60%	Not required
• LVR >80% to ≤ 90% • Low doc[4] LVR >60% to ≤ 80%	• Where insurance required, insured through captive insurer, WLMI • LMI not required for certain borrower groups • Reinsurance arrangements: – 40% risk retained by WLMI – 60% risk transferred through quota share arrangements with Arch Reinsurance Limited, Tokio Millennium Re, Endurance Re, Everest Re, Trans Re, AWAC and Capita 2232
• LVR >90%	• 100% reinsurance through Arch Reinsurance Limited – Reinsurance arrangements see loans with LVR >90% insured through WLMI with 100% of risk subsequently transferred to Arch Reinsurance Limited

Insurance statistics

	2H17	1H18	2H18
Insurance claims ($m)	9	6	**4**
WLMI claims ratio[5] (%)	27	20	**11**
WLMI gross written premiums[6] ($m)	109	90	**90**

1 Since 18 May 2015 WLMI has underwritten all mortgage insurance, where required, on Westpac originated Mortgages. The in-force portfolio of loans includes mortgage insurance provided by external providers. 2 Prudential Capital Requirement (PCR) calculated in accordance with APRA standards. 3 Insured coverage is net of quota share. 4 Low doc loans no longer sold. Refers to arrangements in place for legacy products. 5 Loss ratio is claims over the total earned premium plus exchange commission. 6 LMI gross written premium includes loans >90% LVR reinsured with Arch Reinsurance Limited. 2H18 gross written premium includes $61m from the arrangement (1H18: $62m and 2H17: $73m)

Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

Mortgage portfolio stress testing outcomes

Credit quality | 93

- Westpac regularly conducts a range of portfolio stress tests as part of its regulatory and risk management activities
- The Australian mortgage portfolio stress testing scenario assumes a severe recession in which significant reductions in consumer spending and business investment lead to six consecutive quarters of negative GDP growth. This results in a material increase in unemployment and nationwide falls in property and other asset prices
- Estimated Australian housing portfolio losses under these stressed conditions are manageable and within the Group's risk appetite and capital base
  - Cumulative total losses of $3.9bn over three years for the uninsured portfolio (1H18: $3.5bn)
  - Cumulative claims on LMI, both WLMI and external insurers, of $911m over the three years (1H18: $911m)
  - Peak loss rate in year 2 has increased to 52bps (1H18: 48bps) due to recent declines in house prices which leads to a higher dynamic LVR starting point for the portfolio. In addition, the unemployment rate for September of 5.0% creates a bigger peak to trough change compared to 1H18
  - WLMI separately conducts stress testing to test the sufficiency of its capital position to cover mortgage claims arising from a stressed mortgage environment
- Capital targets incorporate buffers at the Westpac Group level that also consider the combined impact on the mortgage portfolio and WLMI of severe stress scenarios

Australian mortgage portfolio stress testing at 30 September 2018

		Stressed scenario		
Key assumptions	**Current**	**Year 1**	**Year 2**	**Year 3**
Portfolio size ($bn)	444	428	419	417
Unemployment rate (%)	5.0	11.6	10.6	9.6
Interest rates (cash rate, %)	1.50	0.25	0.25	0.25
House prices (% change cumulative)	-	(18.5)	(29.7)	(35.2)
Annual GDP growth (%)	2.4	(3.9)	(0.2)	1.7
Stressed loss outcomes (net of LMI recoveries)[1]				
$ million	86	1,271	2,186	802
Basis points[2]	2	30	52	19

1 Assumes 30% of LMI claims will be rejected in a stressed scenario. 2 Stressed loss rates are calculated as a percentage of mortgage gross loans.

Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

Capital, Funding and Liquidity

Capital, Funding and Liquidity | 95

Well positioned for "Unquestionably strong"

Highlights

CET1 ratio 10.6%
- CET1 ratio up 13bps from March 2018
- Organic capital growth and conversion of residual convertible preference shares (CPS) partially offset increases in RWA from regulatory measurement changes

Impact of RWA measurement changes
- RWA measurement changes ~30bps CET1 impact
  - Operational risk model overlay (~$7.5bn RWAs)
  - Modelling updates for mortgages (~$4.1bn RWA)

Risk weighted assets
- Excluding the impact of measurement changes, RWAs were broadly flat from disciplined RWA management and an improvement in credit quality

Future developments
- Further clarity on the revised capital framework expected over 2018/19
- Westpac is considering the offer of a new A$ AT1 capital instrument. A transaction may follow, subject to market conditions[1]

CET1 capital ratio (%) and CET1 capital ($bn) (APRA basis)



Westpac CET1 capital (lhs, $bn)
Westpac CET1 capital ratio (rhs, %)
APRA industry guidelines 10.5% unquestionably strong
Building for 1% DSIB[2] buffer
Impact of APRA's changes to mortgage RWA[3]
$bn
%
55
50
45
40
35
30
25
20
15
12
10
8
6
4
2
0
9.0 9.5 10.2 10.5 10.1 9.5 9.3 10.0 10.0 10.6 10.1 10.5 10.4 10.6
32 34 37 38 37 39 38 40 41 43 42 44 44 45
Jun-15 Sep-15 Dec-15 Mar-16 Jun-16 Sep-16 Dec-16 Mar-17 Jun-17 Sep-17 Dec-17 Mar-18 Jun-18 Sep-18

1 If the transaction proceeds, a disclosure document will be made available when the securities are offered. Any person who wants to acquire the securities will need to complete an application form that will accompany the disclosure document. 2 Domestic systemically important bank. 3 APRA's revision to the calculation of RWA for Australian residential mortgages, which came into effect on 1 July 2016.

Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

Clarity on changes to the capital framework are expected to emerge over the 2018-2021 transitional period. Capital, Funding and Liquidity 96 2H18 2019 2020 2021 New Basel III framework Counterparty credit risk Leverage ratio Standardised approach to credit risk Advanced approach to credit risk capital Measurement of capital Related party exposures Loss absorbing capacity Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack Consult Finalise Implementation Implement – 1 July 2019 Finalise Implement – 1 July 2019 Consult Consult and finalise Implementation Consult Consult and finalise Implementation Consult Finalise Implementation Consult Finalise Implementation Commence consult

CET1 capital ratio, top quartile globally Capital, Funding and Liquidity 97 BIS 75th percentile2 16.2 16.1 16.1 comparable) 1 Internationally comparable methodology aligns with the APRA study titled ‘International Capital Comparison Study’ dated 13 July 2015. For more details on adjustments refer page 101. 2. Group 1 banks BIS 75th percentile fully phased-in Basel III capital ratios from BIS monitoring report released 4 October 2018. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack Capital ratios Sep-17 Mar-18 Sep-18 Key capital ratios (%) APRA basis Internationally comparable1 basis 21.5 16.1 14.7 CET1 Tier 1 Total CET1 Tier 1Total regulatory regulatory capital capital CET1 capital ratio 10.6 10.5 10.6 Additional Tier 1 capital 2.1 2.3 2.2 Tier 1 capital ratio 12.7 12.8 12.8 Tier 2 capital 2.1 2.0 1.9 Total regulatory capital ratio 14.8 14.8 14.7 Risk weighted assets (RWA) ($bn) 404 416 425 Leverage ratio 5.7 5.8 5.8 Internationally comparable ratios1 Leverage ratio (internationally comparable) 6.3 6.4 6.5 CET1 capital ratio (internationally 19.0 12.8 10.6

CET1 capital ratio movements Capital, Funding and Liquidity 98 1 Internationally comparable methodology aligns with the APRA study titled ‘International Capital Comparison Study’ dated 13 July 2015. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack CET1 capital ratio (% and bps) Higher RWA for 16.14 operational risk and mortgages 90 (68) 10.56 10.50 3 (5) (30) 14 5 4 10.63 Organic +20bps Other -7bps Up 13 basis points Sep-17 Mar-18 Cash Final Ordinary Other capital Impact of Residual Exit of FX Sep-18 Sep-181 APRA APRA earnings dividend RWA movements RWA model $566m CPS investments translation APRAInt. Comp. (net of DRP) growth changes converted impact

RWA increased from measurement changes Capital, Funding and Liquidity 99 1.4 (0.7) 415.7 0.1 1 Chart does not add due to rounding. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack Movement in credit risk weighted assets ($bn)1 361.4 1.5 4.1 (0.4) (3.4) (0.4) 362.7 mortgages Sep-17 Mar-18 Growth Regulatory modelling FX translation Credit quality and Mark-to-market Sep-18 changes impacts portfolio mix 349.3 Modelling updates for Mostly NZ$ loans Up $1.4bn or 0.4% Movement in risk weighted assets ($bn)1 8.20.6425.4 404.2 Includes an operational Sep-17 Mar-18 Credit risk Market IRRBB Operational Other Sep-18 risk risk See below risk overlay Up $9.6bn or 2.3%

Well placed on internationally comparable
CET1 and leverage ratios

Capital, Funding and Liquidity | 100

Common equity Tier 1 ratio (%)



20%
15%
10%
5%
0%
Nordea
Norinchukin Bank
ANZ
Westpac, 16.14%
RBS
Rabobank
CBA
BPCE
Lloyds
Sumitomo Mitsui
NAB
Standard Chartered
HSBC
ING Group
Deutsche Bank
China Construction
Commerzbank
Credit Suisse
JPMorgan Chase
Intesa Sanpaolo
Barclays
Mizuho FG
Unicredit
Mitsubishi UFJ
ICBC
Citigroup
Wells Fargo
TD Bank
Scotiabank
BNP Paribas
Credit Agricole SA
China Merchants
Bank of America
Bank of Montreal
Societe Generale
Santander
RBC
Bank of China

Leverage ratio (%)



8%
6%
4%
2%
0%
China Construction Bank
ICBC
Bank of China
Bank of Communications
BBVA
Westpac, 6.48%
CBA
China Merchants Bank
Agricultural Bank of China
Intesa Sanpaolo
ANZ
Rabobank
Norinchukin Bank
Standard Chartered
Credit Suisse
HSBC
Nordea
Unicredit
RBS
Lloyds
Mitsubishi UFJ
Santander
Sumitomo Mitsui
BPCE
Scotiabank
Commerzbank
Barclays
ING Group
RBC
Societe Generale
TD Bank
Credit Agricole SA
Mizuho FG
Deutsche Bank
Bank of Montreal
BNP Paribas
Natixis

Peer group comprises listed commercial banks with assets in excess of A$700bn and which have disclosed fully implemented Basel III ratios or provided sufficient disclosure to estimate. Based on company reports/ presentations. Ratios at 30 Jun 2018, except for Westpac and ANZ which are at 30 September 2018, while Bank of Montreal, Royal Bank of Canada and Toronto Dominion are at 31 Jul 2018. For CET1, assumes Basel III capital reforms fully implemented. Leverage ratio is on a transitional basis. Where accrued expected dividends have been deducted, these have been added back for comparability. US banks are excluded from leverage ratio analysis due to business model differences, for example loans sold to US Government sponsored enterprises. NAB's leverage ratio is as at 31 March 2018.

Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

Internationally comparable capital ratio reconciliation

Capital, Funding and Liquidity | 101

APRA's Basel III capital requirements are more conservative than those of the Basel Committee on Banking Supervision (BCBS), leading to lower reported capital ratios by Australian banks. In July 2015, APRA published a study that compared the major banks' capital ratios against a set of international peers[1]. The following details the adjustments from this study and how Westpac's APRA Basel III CET1 capital ratio aligns to an internationally comparable ratio

		(%)
Westpac's CET1 capital ratio (APRA basis)		**10.6**
Equity investments	Balances below prescribed threshold are risk weighted, compared to a 100% CET1 deduction under APRA's requirements	0.4
Deferred tax assets	Balances below prescribed threshold are risk weighted, compared to a 100% CET1 deduction under APRA's requirements	0.3
Interest rate risk in the banking book (IRRBB)	APRA requires capital to be held for IRRBB. The BCBS does not have a Pillar 1 capital requirement for IRRBB	0.4
Residential mortgages	Loss given default (LGD) of 15%, compared to the 20% LGD floor under APRA's requirements. APRA also applies a correlation factor for mortgages higher than the 15% factor prescribed in the Basel rules	1.8
Unsecured non-retail exposures	LGD of 45%, compared to the 60% or higher LGD under APRA's requirements	0.7
Non-retail undrawn commitments	Credit conversion factor of 75%, compared to 100% under APRA's requirements	0.5
Specialised lending	Use of internal-ratings based (IRB) probabilities of default (PD) and LGDs for income producing real estate and project finance exposures, reduced by application of a scaling factor of 1.06. APRA applies higher risk weights under a supervisory slotting approach, but does not require the application of the scaling factors	0.8
Currency conversion threshold	Increase in the A$ equivalent concessional threshold level for small business retail and small to medium enterprise corporate exposures	0.2
Capitalised expenses	APRA requires these items to be deducted from CET1. The BCBS only requires exposures classified as intangible assets under relevant accounting standards to be deducted from CET1	0.4
Internationally comparable CET1 capital ratio		**16.1**
Internationally comparable Tier 1 capital ratio		**19.0**
Internationally comparable total regulatory capital ratio		**21.5**

1 Methodology aligns with the APRA study titled "International capital comparison study", dated 13 July 2015.

Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

Capital, Funding and Liquidity | 102

Optimising returns by actively managing capital

Return on equity (ROE) is important

- ROE is a key measure of performance for the Group and across divisions
- Westpac seeking to achieve a ROE of 13 - 14%
  - Incorporates an appropriate margin above the cost of capital, given nature of banking
  - Generates sufficient capital for growth to support customers and the economy
- Group ROE 77bps lower compared to FY17 with cash earnings flat and average equity up 6%
- Leverage lower from the increased average ordinary equity (AOE)
- Divisional capital allocation refined in 2018 including $6.0bn of capital to divisions from capital centrally held. Key changes included:
  - Higher capital allocated to Consumer Bank and Business Bank, principally due to higher RWA from mortgages
  - A reduction in capital allocated to WIB from lower risk weights for certain corporate exposures
- Residual capital held at Group for dividends and Group functions, including Treasury

Return on AIEA[1] (%)

	2007	FY17	FY18	2H18
Net interest margin	2.16	2.09	2.11	**2.05**
Non-interest income	1.29	0.78	0.72	**0.70**
Operating expenses	(1.55)	(1.21)	(1.24)	**(1.26)**
Impairment charges	(0.16)	(0.11)	(0.09)	**(0.08)**
Tax and non-controlling interests	(0.53)	(0.47)	(0.46)	**(0.44)**
Cash earnings (return on AIEA)	1.20	1.07	1.04	**0.97**
Leverage (AIEA/AOE)	19.9x	12.8x	12.5x	**12.4x**
Return on equity	23.84	13.77	13.00	**12.08**

Divisional capital and ROE

Allocated capital ($bn)	FY17	FY18	2H18
Total Group (including intangibles)	58.6	62.0	**63.0**
Consumer Bank	15.3	18.1	**18.6**
Business Bank	11.9	12.6	**12.6**
BTFG	3.6	3.6	**3.6**
WIB	8.8	8.0	**7.9**
Westpac NZ (A$)	4.6	4.7	**4.7**

Return on equity (%)	FY17	FY18	2H18
Total Group	13.8	13.0	**12.1**
Consumer Bank	16.5	14.4	**12.7**
Business Bank	13.6	14.1	**14.0**
BTFG	13.1	11.4	**8.4**
WIB	12.3	12.6	**12.6**
Westpac NZ (A$)	18.0	18.2	**18.9**

1 Average interest-earning assets.

Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

Capital, Funding and Liquidity | 103

A$32bn new term funding raised in FY18

Term debt issuance and maturity profile[1,2,3] ($bn)


Covered bond
Hybrid
Senior/Securitisation
Sub debt
Issuance
Maturities
33
31
42
37
32
29
30
30
22
17
5
27
FY14
FY15
FY16
FY17
FY18
FY19
FY20
FY21
FY22
FY23
FY24
>FY24

New term issuance by tenor[2,4] (%)

Charts may not add to 100 due to rounding.


5.4yrs
5.8yrs
6.5yrs
WAM5
28
45
25
2
43
30
17
8
2
47
30
10
7
7
>5years
5 years
4 years
3 years
2 years
1 year
FY16
FY17
FY18

New term issuance by type (%)

Charts may not add to 100 due to rounding.


5
3
12
77
4
8
5
18
66
4
4
5
13
73
5
Subordinated Debt
Hybrid
Securitisation
Covered Bonds
Senior Unsecured
FY16
FY17
FY18

New term issuance by currency (%)

Charts may not add to 100 due to rounding.


28
54
6
3
10
21
49
22
3
4
32
32
21
4
11
AUD
USD
EUR
GBP
Other
FY16
FY17
FY18

1 Based on residual maturity and FX spot currency translation. Includes all debt issuance with contractual maturity greater than 13 months excluding US Commercial Paper and Yankee Certificates of Deposit. 2 Contractual maturity date for hybrids and callable subordinated instruments is the first scheduled conversion date or call date for the purposes of this disclosure. 3 Perpetual sub-debt has been included in >FY23 maturity bucket. Maturities exclude securitisation amortisation. 4 Tenor excludes RMBS and ABS. 5 WAM is weighted average maturity.

Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

Capital, Funding and Liquidity | 104

Funding and liquidity metrics

Funding composition by residual maturity (%)


16
20
4
10
5
1
44
Sep-08
6
8
4
11
1
8
62
Sep-17
5
7
4
12
1
8
63
Sep-18
Wholesale Onshore <1yr[1]
Wholesale Offshore <1yr[1]
Wholesale Onshore >1yr
Wholesale Offshore >1yr
Securitisation
Equity[2]
Customer deposits

Liquidity coverage ratio (LCR)[3] (%)


LCR 134%
96.0
129.0
Net cash outflows
Liquid assets
31 March 2018
LCR 133%
100.4
133.5
Net cash outflows
Liquid assets
30 September 2018
Customer deposits
Wholesale funding
Other flows
High Quality Liquid Assets
Committed Liquidity Facility

Net stable funding ratio (NSFR) at 30 September 2018 ($bn)


601.2
Wholesale funding and other liabilities
Corporate & Institutional deposits
Retail & SME deposits
Capital
Available Stable Funding
529.5
Liquids and other[4]
Other loans[5]
Residential mortgages ≤35% risk weight
Required Stable Funding

NSFR	
31 Mar 2018	112%
30 Sep 2018	114%

1 Includes long term wholesale funding with a residual maturity less than or equal to 1 year. 2 Equity excludes FX translation, Available-for-Sale securities and Cash Flow Hedging Reserves. 3 LCR is calculated as the percentage ratio of stock of HQLA and CLF over the total net cash outflows in a modelled 30 day defined stressed scenario. Calculated on a spot basis. HQLA includes HQLA as defined in APS 210, RBNZ eligible liquids, less RBA open repos funding end of day ESA balances with the RBA. Committed Liquidity Facility or CLF is made available to Australian Authorised Deposit-taking Institutions by the RBA that, subject to qualifying conditions, can be accessed to meet LCR requirements under APS210 – Liquidity. Other flows include credit and liquidity facilities, collateral outflows and inflows from customers. 4 Other includes derivatives and other assets. 5 Other loans includes off balance sheet exposures and residential mortgages >35% risk weight.

Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

Divisional Results

Consumer Bank growing the franchise; earnings impacted by margin pressure and remediation

Consumer | 106

Cash earnings ($m)


AIEA up 2%, margin down 26bps from higher short-term funding costs, mortgage spreads compression and provision for estimated customer refunds and payments, partly offset by higher deposit spreads
Lower collectively assessed provisions for mortgages
1,624
1,717
(332)
(8)
(82)
15
113
1,423
Provision for estimated litigation settlement and costs of implementing customer refunds and payments. Investment costs also higher
Down $294m or 17%
2H17
1H18
Net interest income
Non-interest income
Operating expenses
Impairment charges
Tax and NCI
2H18

Key financial metrics

	2H17	1H18	2H18	Change on 1H18
Revenue ($m)	4,341	4,417	**4,077**	(8%)
Net interest margin (%)	2.36	2.37	**2.11**	(26bps)
Expense to income (%)	39.8	39.2	**44.4**	large
Customer deposit to loan ratio (%)	53.1	52.7	**53.5**	85bps
Stressed assets to TCE (%)	0.64	0.65	**0.66**	1bp

Key operating metrics

	2H17	1H18	2H18	Change on 1H18
Total customers (#m)	9.2	9.3	**9.5**	2%
Active digital customers (#m)	4.0	4.1	**4.2**	3%
Digital sales[1] (%)	25	29	**33**	4ppts
Total branches (#)	1,046	1,025	**1,006**	(19)
Total ATMs (#)	2,916	2,835	**2,542**	(293)
Customer satisfaction[1]	7.6 (=2nd)	7.6 (=2nd)	**7.3 (2nd)**	-
Net promoter score (NPS)[1,2] 6mma	+0.9 (4th)	+0.3 (3rd)	**-6.8 (2nd)**	Up 1 place

1 Refer pages 148 & 149 for metric definitions and details of provider. 2 Westpac Group

Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

200

2H18 performance – impacted by margin pressure and infrequent items Consumer 107 and compliance costs including 2,614 2,452 2,459 2,367 398 395 396 401 41.2 40.3 40.2 39.8 39.2 370 353 Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack Revenue per FTE ($’000) 422 428 1H16 2H16 1H17 2H17 1H18 2H18 Expense to income ratio (%) 44.4 1H16 2H16 1H17 2H17 1H18 2H18 Loans ($bn) & deposit to loan ratio (%) Loans Customer deposit to loan ratio 52.2 52.5 52.8 53.1 52.7 53.5 379385 360 341 Mar-16 Sep-16 Mar-17 Sep-17 Mar-18 Sep-18 Core earnings ($m) Lower margin and higher regulatory provisions for litigation 2,687 1H16 2H16 1H17 2H17 1H18 2H18 2,265 Revenue ($m) Lower margin (down 26bps) from higher short-term funding costs, competition and provisions for estimated customer refunds and payments 4,025 4,106 4,110 4,341 4,417 4,077 1H16 2H16 1H17 2H17 1H18 2H18 Cash earnings ($m) 1,624 1,717 1,459 1,552 1,531 1H16 2H16 1H17 2H17 1H18 2H18 1,423

Improving the customer experience through digital

Consumer | 108

Innovation

Voice banking

Customers can access their accounts, make payments and check balances through simple voice commands with Apple's Siri, Amazon's Alexa and Google Assistant


Start banking with your
voice today

Mobile cheque capture

Customers can deposit cheques quickly and securely through Westpac's mobile app by taking a photo with their smartphone


Help gets it
done in a snap

Wearables

Enables customers to use their FitBit or Garmin smart watch to make secure, contactless payments with their Westpac debit or credit MasterCard


Get up and running with
Fitbit Pay™

Digitising

St.George online home loan application

- Applications can be completed online or via mobile
- Documents can be uploaded remotely
- Specialist support available via live chat
- Personalised pricing and valuations available
- Customers can stop and re-start the process at any time
- Ability to sign mortgage documents electronically[1]


Congratulations!
$680,000
4.20%
$3,300

Real time transactions

Merchant details of HandyCard or debit MasterCard transactions in real time, instead of 'transaction details available next business day'


New experience
I spent $5 at Toby's today
DEBIT CARD PURCHASE
Toby's Estate Coffee Sydney AUS
-$5.00
Fri 15 Jun 2018
balance $345.62

Making it easier to connect

Digital Mail

- Customers can receive documents faster, and access them anywhere, anytime
- Reduces postage and paper usage, and provides a permanent record of customer communication
- **3.6m** customers have switched to Digital Mail since launch in 2018[2]



Webchat

Customers on Westpac desktop can contact Westpac via secure messaging and Webchat anywhere, anytime

Meet Red
Our Westpac Live Virtual Assistant

Beem It

Just *Beem It*! Westpac collaboration with two other major banks on a mobile payment app that allows customers to pay and get paid securely in real-time with any bank



1 This feature is currently only available to Bank of Melbourne customers. 2 Digital Mail launched in March 2018 for St.George, April 2018 for Westpac.

Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

Business Bank, another solid result Business 109 Key financial metrics Change on 1H18 2H17 1H18 2H18 Revenue ($m) 1% 2,559 2,610 2,644 Net interest margin (%) (2bps) 2.74 2.78 2.76 15bps Expense to income (%) 36.0 35.6 35.8 Customer deposit to loan ratio (%) 117bps 71.6 71.4 72.6 Stressed assets to TCE (%) 23bps 2.13 2.48 2.71 Key operating metrics Change on 1H18 2H17 1H18 2H18 Total business customers (‘000’s) (1%) 1,073 1,085 1,079 Customer satisfaction1 (rank) - #1 #1 #1 Customer satisfaction - SME1 (rank) - #1 #1 #1 Accounts migrated to simplified products (‘000’s) 70 110 257 327 Digital sales1 (%) 11 13 15 2ppts 1 Refer page 148 for metric definitions and details of provider. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack 2H17 1H18 Net interest income Non-interest income Operating expenses Impairment charges Tax and NCI 2H18 Cash earnings ($m) AIEA up 1% and margin down 2bps Higher from lower asset spreads and investments and increased funding costs regulatory costs 23 11 (16) (17) 1,080 (2) 1,079 1,045 Higher line fees Rise in stressed commercial facilities Down $1m or flat

A disciplined 2H18 performance Business 110 1,680 931 36.0 67.1 35.8 35.6 Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack Revenue per FTE ($’000) 840 1H16 2H16 1H17 2H17 1H18 2H18 826 811 791 780 775 Expense to income ratio (%) 36.8 36.3 36.4 1H16 2H16 1H17 2H17 1H18 2H18 Loans ($bn) & deposit to loan ratio (%) LoansCustomer deposit to loan ratio 71.671.472.6 68.6 69.9 152153 142 146 146 149 Mar-16 Sep-16 Mar-17 Sep-17 Mar-18 Sep-18 Core earnings ($m) 1,698 1H16 2H16 1H17 2H17 1H18 2H18 1,638 1,558 1,570 1,523 Revenue ($m) 2,644 2,610 1H16 2H16 1H17 2H17 1H18 2H18 2,559 2,447 2,467 2,408 Cash earnings ($m) 1,0801,079 1,045 954 958 1H16 2H16 1H17 2H17 1H18 2H18

Business | 111

Transforming the Business Bank

Investing in bankers

Enabling bankers to build great customer relationships through industry insights, paperless processes, simplified products and innovative technologies



Transforming business lending

- New features in Optimist, our credit risk management tool, enables risk grading for all Commercial and SME customers. Enables a consistent approach for assessments for property lending and industry insights
- Launched Business Bank Bill Loan product to St.George customers

LOLA for St.George

- Expanded the Group's online lending origination platform (LOLA) to St.George SME bankers and increased features and range of products that can be originated via LOLA. Saving bankers an average of 90 minutes per deal
- LOLA and Optimist have simplified processes, saving bankers 32,000 hours over the year

Digital for customers

Empowering more customers with online capabilities such as account opening, overdraft access and servicing



Improvements to Westpac Live includes:

- Removal of virtual keyboard login
- Simple navigation
- Easier payment search function
- Removal of fees to access online cheque/deposit images

Increased digital sales

- Investment in digital capabilities continues to support growth of digital channels with digital sales now 15% of sales in 2H18, up from 11% in 2H17
- Over 50% of unsecured overdrafts are now originated online[1]

Payment and transaction solutions

Helping customers take and make payments, meet cash flow shortfalls and manage payables and receivables



Presto Smart

- An integrated payment solution enabling merchants to link payments from a range of sources to their payment terminal
- Removes the need for manual input and reconciliations and speeds up the sales process
- Presto Smart connects to 13 point-of-sale providers with more to be added

Targeted product range

- Continue to streamline and simplify deposit products, making it easier for customers and bankers
- Migration is now complete for Westpac business deposit customers, with 27 products closed and more than 327,000 accounts transferred to the simpler product range

1 Refers to Westpac only. Originated online but are completed through manual channels.

Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

BTFG, a leading wealth provider responding to industry change

BT Financial Group | 112

Cash earnings ($m)


Loans ↑4%, deposits ↑ 7%, funds ↑ 7%. Partly offset by margin compression and lower Advice revenue
Life in-force: ↑20% H&C[1] GWP[2]: ↑3% lower weather claims
Cash earnings impact of provisions for estimated customer refunds and payments and costs
736
58
(12)
782
47
14
(10)
(37)
(10)
786
(141)
645
Includes implementation of BT Open Services and costs to remove grandfathered commissions payments
Up $4m or flat
Down $91m or 12%
FY17
Infrequent items
Cash earnings impact of Pendal sell down
FY17 Pro forma
Funds Management income
Insurance income[3]
Capital and other income[4]
Expenses
Tax and impairment charges
FY18 Pro forma
Infrequent items
FY18

Key financial metrics

	FY16	FY17	FY18	Change on FY17
Revenue ($m)	2,368	2,255	**2,226**	(1%)
Expense to income (%)	50.0	53.2	**58.0**	(5ppts)
Total funds ($bn) (spot)	179.2	191.4	**205.6**	7%
Loans ($bn) (spot)	18.6	20.1	**21.0**	4%
Deposits ($bn) (spot)	26.6	30.7	**33.0**	7%
Life Insurance in-force premiums[5] ($m)	973	1,068	**1,277**	20%
General Insurance GWP ($m)	503	508	**503**	(1%)

Key operating metrics ($m)

	FY16	FY17	FY18	Change on FY17
Customers with a wealth product[6] (%)	17	18	**17**	(100bps)
Planners (salaried & aligned) (#) (spot)	1,134	1,011	**803**	(21%)
Platform FUA market share[7] (inc. Corp Super) (%)	19	19	**19**	(40bps)
Platform gross flows market share[7] (inc. Corp Super) (%)	21	21	**20**	(90bps)
Life Insurance market share[8] (%)	11	12	**10**	(150bps)
H&C insurance market share[9] (%)	6	6	**6**	(10bps)

1 Home and Contents. 2 Gross Written Premiums. 3 Includes $28m of revenue ($15m cash earnings) from the management of Group Insurance for BTFG Corporate Super. 4 Represents income on invested capital required for regulatory purposes primarily for Life Insurance entities. 5 At 1 Jan 18, Westpac Life Insurance Services Limited became the preferred insurer for BTFG Corporate Super members. Life insurance in-force premium at Sep18 consist of $994m retail, $283m Group Life Insurance (1H18 consists $1,000m retail, $276m Group Life Insurance; 2H17: $993m retail, $75m Group Life insurance; 1H17: $966 m, $64m Group Life insurance). 6 Refer page 148 for wealth metrics provider. 7 Strategic Insight, All Master Funds Admin at Jun 18 (for 2H18), at Dec 17 (for 1H18), and at Jun 17 (for 2H17) and represents the BT market share at these times. 8 Strategic Insight (Individual Risk) rolling 12 month average. New sales includes sales, premium re-rates, age and CPI indexation Jun 18. 9 Internally calculated from APRA quarterly general insurance performance statistics, Jun 18.

Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

Sound fundamentals

BT Financial Group | 113

Funds ($bn)


Platforms
Superannuation
Packaged funds
Other
179.2
3.8
32.1
34.4
108.9
191.5
4.0
38.4
35.8
113.3
191.4
3.5
36.4
36.2
115.3
197.7
3.7
38.0
37.4
118.6
205.6
3.8
39.6
39.3
122.9
Sep-16
Mar-17
Sep-17
Mar-18
Sep-18

Insurance premiums ($m)


Group in-force premiums
Retail in-force premiums
General Insurance gross written premiums[1]
973
63
910
258
1,030
64
966
250
1,068
75
993
258
1,276
276
1,000
251
1,277
283
994
252
2H16
1H17
2H17
1H18
2H18

Insurance claims rates (%)


General Insurance
Life Insurance
49
38
71
38
35
35
54
44
37
42
2H16
1H17
2H17
1H18
2H18

Retail platforms market share[2,3] (%)


WBC
Peer 1
Peer 2
Avg next top 4
Jun-14
Jun-15
Jun-16
Jun-17
Jun-18

Life insurance lapse rates[3] (%)


WBC
Peer 1
Peer 2
Market Avg
Jun-14
Jun-15
Jun-16
Jun-17
Jun-18

Life insurance market share[3,4] (%)


WBC
Peer 1
Peer 2
Avg next top 4
Jun-14
Jun-15
Jun-16
Jun-17
Jun-18

1 Includes CCI gross written premiums of $13m in 2H18 (1H18: $16m; 2H17:$21m; 1H17:$25m; 2H16:$25m) 2 Retail Platforms market share sourced from Strategic Insight, All Master Funds Admin segment and represents the BT Wealth business market share disclosed in Strategic Insight as at June 2018. 3 Strategic Insights June 2018. 4 Market share is Retail life insurance new sales.

Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

BT Financial Group | 114

Meeting customers' wealth needs via digital

New and improved customer services

BT Open Services[1], an online services hub, providing self-licensed advisers and dealer groups access to a range of services on a fee-for-service basis

Continuous improvement to Panorama:
- Integrated Annuity offer and stand-alone Cash Management Account (CMA) solution
- Thumb print digital consent, supporting online transactions
- Managed portfolio solutions

$1.98bn in Managed Accounts FUA, up 209% over last 12 months

Launched[2] a **corporate super product offered digitally**, providing members a range of quality investments (44 investment options available)

Website and online form improvements giving customers better access to insurance, superannuation and investment solutions

25% growth in customers wealth needs met digitally

Digitising insurance: improving customer experience

Launch of near real-time (1hour) email re-contacting customers after drop out from a digital Home and Contents (H&C) application form

Customers can access a **H&C quote in 2 minutes** online and access better pricing

↑ **80%** growth in H&C needs met digitally

Introduced a Cancer Assistance Program which delivers proactive support to customers helping them get them back on track following a cancer diagnosis

LifeCENTRAL+ updated to improve adviser efficiency allowing sharing of quotes within practices, a streamlined application process and improved navigation

"Return to Work" Award Winner[3]

Real-time 24/7 access to client and policy information

Award Winners

- **"Wealth Management Firm of the Year 2018 – Australia"** Acquisition International Finance Awards
- **"Best Wealth & Money Management Company 2018"** APAC Australian Enterprise Awards
- **"2018 The World's Best Private Banks"** Global Finance Awards
- **"Net-worth-specific services: Super affluent clients (US$1m-5m) Winner"** Euromoney Private Banking & Wealth Management Survey
- **Underwriting Team of the Year, Client Service Team"** 2018 AFA Strategic Insights Awards
- **"Best Technology Offering, BT Panorama"** 2018 Conexus Financial Superannuation Awards
- **"SMSF Adviser Investment Platform choice – BT Panorama"**
  "SMSF Member Investment Platform choice – BT Wrap"
  CoreData Self-Managed Super Fund (SMSF) Service Provider

1 Launch of BT Open Services on 1 November 2018. 2 Launched on 5 September 2018. 3 Awarded in September 2018 at Swiss Re/ALUCA Excellence & Innovation.

Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

Panorama: new, simple, transparent pricing on BT Panorama – a unique offer for advisers and investors 115 BT Financial Group with price advisers $1,500 p.a., form app Mobile s, 2018 Planner Technology report connectivity Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack FUA on Panorama ($m) 12,402 p 85% Sep-16 Mar-17 Sep-17 Mar-18 Sep-18 9,363 6,713 3,936 U 2,719 SMSF funds on Panorama(#) 6,215 p 44% Sep-16 Mar-17 Sep-17 Mar-18 Sep-18 5,332 4,305 3,217 U 2,173 Advisers using Panorama (#) 1,775 834 Up 31% Sep-16 Mar-17 Sep-17 Mar-18 Sep-18 1,584 1,355 969 Investors on Panorama (#) 23,462 Up 99% Sep-16 Mar-17Sep-17Mar-18Sep-18 17,608 11,778 6,640 4,274 New pricing structure: • Simple, transparent pricing structure alignment across all channels and • 0.15% p.a. admin fee, capped at with a flat account fee of $540 p.a. • Family account aggregation for up to f family accounts our Panorama app • BT Panorama is the highest rated plat among financial advisers • Winner of “Planner Satisfaction with Access and App” – Investment Trend • >80% of investors logon via the app • Over 43,000 app launches per month One system for One core all investors & operating advisers system BT Panorama’s unique offers Bank SMSFs /security Digital user experience

WIB delivers a disciplined performance Westpac Institutional Bank 116 Key financial metrics Change on 1H18 2H17 1H18 2H18 Revenue ($m) 1,421 1,424 1,548 9% Net interest margin (NIM) (%) 1.62 1.58 1.72 14bps 47.9 47.4 49.8 241bps Expense to income ratio (%) Customer deposit to loan ratio (%) 124.3 130.0 135.8 large 535 530 Stressed assets to TCE (%) 0.55 0.52 0.44 (8bps) Key operating metrics Change on 1H18 2H17 1H18 2H18 Customer revenue1 / total revenue (%) 86.7 87.1 82.9 (large) Trading revenue / total revenue (%) 5.0 11.3 3.9 (large) Revenue per FTE ($’000)2 791 794 901 13% Deposits ($bn) 92.1 98.9 104.8 6% 1 WIB customer revenue is lending revenue, deposit revenue, sales and fee income. Excludes trading, derivative valuation adjustments and Hastings. 2 Excludes Westpac Pacific revenue and FTE. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack 2H17 1H18 Net interest income Non-interest income Operating expenses Impairment charges Tax and NCI 2H18 Cash earnings ($m) Income associated with Hastings expenses up exit of Hastings offset by lower $84m, mostly goodwill markets income write-off 14bps rise in 58 (96) NIM 66 4(48) 551 Down $16m or 3%

Balance sheet in good shape, maintaining focus on returns Westpac Institutional Bank 117 1% 6% ROE (%) 11.7 2.6 ps 2.1 0.6 90bps 0.4 Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack Sep-10 Sep-11 Sep-12 Sep-13 Sep-14 Sep-15 Sep-16 Sep-17 Sep-18 12.6 12.6 Flat Up 2H17 1H18 2H18 Margin (%) 1.62 1.58 1.72 Dow n 4bps Up 14b 2H17 1H18 2H18 Stressed exposures as a % of TCE 4.6 . Watchlist & substandard 90+ days past due and not impaired Impaired 1.2 0.9 0.8 0.9 Net loans ($bn) 74.1 76.1 77.2 Up Up 3% Sep-17 Mar-18 Sep-18 Deposits ($bn) 104.8 98.9 92.1 Up Up 7% Sep-17 Mar-18 Sep-18 Risk weighted assets ($bn) 78.2 77.3 77.0 Down <1% Sep-17 Mar-18 Sep-18 Dow n 1%

A strong franchise serving customers and delivering innovative solutions in key segments

Westpac Institutional Bank | 118

Franchise Strength

Service

- ✓ Banker to 91% of the ASX top 100
- ✓ 99.7% transactional banking retention rate[1]
- ✓ 95 new to bank customers in FY18
- ✓ Largest banker to the Australian/NZ public sector, providing significant scale and ability to reinvest in capabilities

Efficiency

- ✓ Developing solutions for customers to enhance data management capabilities and increase efficiency
- ✓ Digitising sales, service and back-office processes
- ✓ Market-leading straight through processing for FX transactions, with approx. 90% of FX flow now electronically executed

Innovation

- ✓ Track record of delivering innovative industry and policy solutions
- ✓ Significant transactional banking investment
- ✓ Partnering with fintechs to deliver new technologies and increase delivery speed

Financial Year 2018

Renewables

In FY18, leading financier[2] to greenfield renewable energy projects in Australia providing more than $425m of new financing to seven projects

Public Sector

Both the Victorian and ACT Governments extended their banking contracts with Westpac in FY18

Infrastructure

In FY18, more than $1.2bn new funding commitments supporting over $10.6bn in capital investment in Australian infrastructure and energy projects

M&A Financing

Leverage depth of customer relationships and strength in underwriting and structuring for large syndicated transactions

Liquidity and working capital management

First release of WIB's Digital Institutional Bank platform going live in November. Offers Corporate and Institutional customers real-time visibility of account balances, intraday balance movement and a single view of cash liquidity throughout their entire corporate structure

Corporate Loan Portal

First to market with online portal providing customers with greater visibility and control over their loans. 150 customers in the pipeline

Product innovation

In partnership with Assembly Payments, launching new digital wallet capabilities for B2B and B2C customer transaction experiences and established a strong pipeline of data analytics opportunities with both corporate and government customers

Superannuation

First to market with innovative investment solutions and market leader in contributions via QuickSuper – WIB processes transactions for more than 162,000 Australian employers

Insights-driven analytics

Partnership with ICICI Bank to develop a new payment solution for migrant students, giving students lower fees and enabling Australian universities to automatically reconcile international tuition payments

1 Transactional banking relationships retention rate defined as the percentage of transactional relationships at the start of 2H18 that were retained through to the end of the period.
2 By new financing commitments. Source: IJGlobal data.

Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

NZ transformation delivering New Zealand 119 Key financial metrics Change on 1H18 2H17 1H18 2H18 Revenue (NZ$m) 1% 1,151 1,166 1,183 Net interest margin (%) 1bp 2.09 2.15 2.16 (58bps) Expense to income (%) 41.3 40.1 39.6 Customer deposit to loan ratio (%) (89bps) 75.5 77.9 77.0 Stressed assets to TCE (%) 2.06 1.86 1.57 (29bps) Key operating metrics Change on 1H18 2H17 1H18 2H18 Customers (#m) 1.35 1.36 1.35 (1%) Branches (#) 169 164 163 (1) Consumer NPS1 +2 +9 +8 (1) Business NPS1 +5 +17 +0 (17) Agri NPS1 +54 +52 +17 (35) FUM and FUA (NZ$bn) (spot) 10.1 10.3 10.7 4% Service quality – complaints (000’s) 9.6 8.5 9.2 8% 1 Refer page 149 for details of metric definition and provider. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack 2H17 1H18 Net interest income Non-interest income Operating expenses Impairment charges Tax and NCI 2H18 Cash earnings (NZ$m) Lower consumer delinquencies AIEA up 2% and margin up 1bp from and lower stress in dairy sector higher mortgage and business spreads offset by lower deposit spreads 51(15) 535 508 28 (11) 0 482 Lower fee income from simplification and the removal of some fees Up $53m or 11%

New Zealand key metrics1 New Zealand 120 698 676 653 1 All figures in NZ$ unless otherwise indicated. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack Net interest margin (%) 2.13 2.09 2.15 2.16 2H16 1H17 2H17 1H18 2H18 1.96 Expense to income ratio (%) 44.4 39.6 2H16 1H17 2H17 1H18 2H18 42.3 41.3 40.1 Loans ($bn) & deposit to loan ratio (%) Loans Customer deposit to loan ratio 76.6 74.2 75.5 77.9 77.0 75 77 77 79 80 Sep-16 Mar-17 Sep-17 Mar-18 Sep-18 Core earnings ($m) 715 611 2H16 1H17 2H17 1H18 2H18 Revenue ($m) 1,183 1,151 1,166 1,132 2H16 1H17 2H17 1H18 2H18 1,098 Cash earnings ($m) 535 2H16 1H17 2H17 1H18 2H18 508 463 482 434

Improving the customer experience through digital and new services

New Zealand | 121

Digital for customers

Customers increasingly using digital

Digital online sales[1] ('000's)


43
52
76
80
Up 53%
1H17
2H17
1H18
2H18

Over-the-counter transactions (#m)


2.7
2.4
2.2
2.1
Down 13%
1H17
2H17
1H18
2H18

Simple award winning digital banking solutions

- Making banking solutions simple and easy for customers has seen Westpac win Canstar's Bank of the Year – Everyday Banking award for 2018 (third year running)

Westpac CANSTAR

1 Digital online sales includes fulfilment volumes.

Making payments easier

- **Westpac Pay**, launched in July 2018, allows customers to use their Android phone to make secure contactless payments with the ability to set the level of security and payment preferences



- **Westpac Get Paid ®** launched in July 2018, is a card reader and mobile app that gives businesses the ability to take payments, create and send quotes, invoices and receipts in real time in a way that's convenient for their customers


Get your business moving.

- **Westpac Direct from Account ®** is an online channel providing merchants with the ability to accept authenticated direct credit payments from their customers, without having to leave the merchants' website



Deeper customer relationships

Solutions based on customer goals

- **Your Story** introduced in August 2018, is a live digital discovery tool, used in branches, to assist customers to identify what's important to them as well surface solutions to help them achieve their goals



- Since launch, 12,800 Your Story customer conversations have been completed

Creating ongoing value for customers

- **Value Me** program introduced September 2017, helps customers by identifying best products, services and banking solutions based on their behaviour, saving customers time and money
- 470,000 customers have been contacted since launch, with a 7% increase in customers likely to recommend Westpac



Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

Balance sheet drivers New Zealand 122 58.4 (NZ$bn) and % of total Business 58 57 gage Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack New Zealand customer loans (NZ$bn) and % of tota 77 Up 1% 77 Up 2% 79 Up 2% 80 Pers l onal 61 29 29 Mort 29 28 46 47 48 49 37 2 Mar-17 Sep-17 Mar-18 Sep-18 New Zealand customer deposits Up 1% Up 5% 62 Flat 62 Transaction Savings Term deposits 22 53 25 15 14 13 12 15 15 15 17 33 32 30 28 Mar-17 Sep-17 Mar-18 Sep-18 New Zealand net loans (NZ$bn) 77.3 79.1 0.9 0.4 80.4 Sep-17 Mar-18 Consumer Business Sep-18 Up 2% New Zealand deposits (NZ$bn) 61.6 0.9 (0.6) 61.9 Sep-17 Mar-18 Consumer Business Sep-18 Flat

Stressed exposures lower as dairy portfolio improves New Zealand 123 4.4 3.9 0.0 0.0 0.1 0.1 0.1 0.4 0.4 Agribusiness portfolio Sep-17 Mar-18 Sep-18 Westpac TCE (NZ$bn) 8.9 8.9 9.2 Agriculture as a % of total TCE 8.2 8.0 8.3 % of portfolio graded as ‘stressed’2 13.5 12.1 9.7 % of portfolio in impaired 0.41 0.50 0.42 1 Large reduction in stressed exposures from Sep 2011 to Sep 2012 due primarily to transfer of WIB assets during 2012. 2 Includes impaired exposures. 3 Source: Fonterra. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack Milk price & Fonterra dividend3 (NZ$) Kg Ms $10 Dividend Milk price Economics $9 $8 $7 $6 $5 $4 $3 $2 $1 $0 2014/15 2015/16 2016/17 2017/18 2018/19 forecast 0.400.100.30 6.69 6.25 0.25 0.40 6.12 4.40 3.90 Dairy portfolio summary • Overall stress has declined and the portfolio’s risk grade profile is stable following favourable milk prices over the last two seasons • Focus remains on supporting existing dairy customers with proven long-term viability • Some headwinds from global milk price volatility driven by increased global milk production and unfavourable exchange rate movements. Regulatory reform and disease issues (M. Bovis) continue to pose challenges Business stressed exposures as a % of New Zealand business TCE 15.6 Watchlist & substandard 1 Property 3 14 Manufacturing 7 Agriculture, forestry & fishing Wholesale trade Construction 56 Other 12.8 13.2 90+ day past due (dpd) and not impaired 0.2 9.6 Impaired 6.8 0.2 4.4 4.9 5.5 5.3 0.2 3.2 3.3 3.4 3.7 3.3 3.4 0.2 2.3 0.1 2.4 0.2 0.1 3.0 2.6 2.2 1.5 0.9 0.8 Sep-10 Sep-11 Sep-121 Sep-13 Sep-14 Sep-15 Mar-16 Sep-16 Mar-17 Sep-17 Mar-18 Sep-18 3.4 2.9 4.0 4.8 5.0

Consumer credit quality in good shape New Zealand 124 0.5 1 LVR based on current loan property value at latest credit event. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack Sep-11 Mar-12 Sep-12 Mar-13 Sep-13 Mar-14 Sep-14 Mar-15 Sep-15 Mar-16 Sep-16 Mar-17 Sep-17 Mar-18 Sep-18 Sep-11 2H10 1H11 2H11 1H12 2H12 1H13 2H13 1H14 2H14 1H15 2H15 1H16 2H16 1H17 2H17 1H18 2H18 Mar-12 Sep-12 Mar-13 Sep-13 Mar-14 Sep-14 Mar-15 Sep-15 Mar-16 Sep-16 Mar-17 Sep-17 Mar-18 Sep-18 Mortgage portfolio LVR1 (%) of portfolio 92% of mortgage portfolio less than 80% LVR 46% 23% 23% 5% 3% 0<=60 60<=70 70<=80 80<=90 90+ Mortgage loss rates each half (%) 0.25 0.20 0.15 0.10 0.05 1 0.00 0.0 Mortgages9900++ddaayydsdepelialnisnqtqudueuenenc(cie%iess)(%) 1.0 0.5 0.11 0.0 Unsecured consumer 90+ day delinquencies (%) 1.5 1.0 0.62 0.0 Operational issue now resolved

Economics

Australian economic snapshot – growth to moderate 126 Australian economy key statistics (latest available as at October 2018) JPMorgan global manufacturing PMI GDP Westpac Economics Forecast (end calendar 2019) 3.4% 2.7% Unemployment Rate Westpac Economics Forecast (end calendar 2019) 5.0% 5.0% Sources: Reuters, Westpac Economics Sources: ABS, RBA, Westpac Economics Inflation Westpac Economics Forecast (end calendar 2019) 1.9% 1.7% Cash Rate Westpac Economics Forecast (end calendar 2019) 1.50% 1.50% AUD/USD Westpac Economics Forecast (end calendar 2019) US$0.713 US$0.72 Sources: RBA, Westpac Economics. Sources: RBA, Westpac Economics. 1 Average RBA core CPI is average of seasonally adjusted trimmed mean & weighted median CPI. 2 Includes WCFI+BI commodities index, 2 year swap spread and NFD to GDP. 3 Exchange rate at as 31 October 2018. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack AUD has moved lower USD 'fair value' band 1.20 AUD/USD actual & forecast2 fc/s to 1.10 9 1.00 0.90 0.80 0.70 0.60 0.50 0.40 Sep-94 Sep-99 Sep-04 Sep-09 Sep-14 Sep-19 end 201 Commodity prices resilient in 2018 RBA Commodity Price Index, AUD terms, based to 100 in 2016-17 index 180 160 140 120 100 80 60 40 20 Sep-03 Sep-06 Sep-09 Sep-12 Sep-15 Sep-18 Global backdrop less positive Index Westpac global trade PMI 60 55 50 45 40 35 30 Sep-98 Sep-02 Sep-06 Sep-10 Sep-14 Sep-18 Inflation remains subdued1 %yr Avg RBA core CPI %qtr (rhs) %qtr 8 Headline CPI %yr (lhs) 3.2 7 2.8 6 2.4 5 2.0 4 1.6 3 1.2 2 0.8 1 0.4 0 0.0 -1 -0.4 Sep-96 Sep-00 Sep-04 Sep-08 Sep-12 Sep-16 Avg RBA core CPI %yr (lhs) f/cs

Australian and New Zealand economic forecasts 127 Source: Westpac Economics. 1 Year average growth rates. 2 Through the year growth rates. 3 Business investment adjusted to exclude the effect of public sector purchases of public assets. 4 NZ credit forecasts are for growth over the calendar year. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack Private consumption2 3.0 2.6 2.6 Business investment2,3 6.9 1.1 2.5 Unemployment – end period 5.5 5.1 5.0 CPI headline – year end 1.9 2.0 1.7 Interest rates – cash rate 1.50 1.50 1.50 Credit growth, Total – year end 4.8 4.4 3.5 Credit growth, Housing – year end 6.3 4.8 4.0 Credit growth, Business – year end 3.1 4.4 3.5 Unemployment – end period 4.5 4.6 4.6 Consumer prices 1.6 2.3 1.4 Interest rates – official cash rate 1.75 1.75 1.75 Credit growth – Total4 6.5 5.2 4.8 Credit growth – Housing4 7.4 5.7 4.9 Credit growth – Business4 5.2 4.4 4.5 New Zealand GDP2 2.9 3.0 3.1 Key economic indicators (%) as at October 2018 Calendar year 2017 2018F 2019F World GDP1 3.8 3.8 3.6 Australia GDP2 2.4 3.3 2.7

The Australian economy 128 NSW and Victoria 58% of population and employment 19 Construction 9 Wholesale, Retail Finance Relative size of States (Share of Australia, 2016/17, %) GSP Population Employment 35 Exports 33 32 32 Construction 26 26 24 18 20 20 20 6 6 Agriculture 14 7 7 6 4 2 2 2 1 Finance NSW Victoria Queensland WA SA Tasmania Sources: ABS, Westpac Economics 1. Real, financial years, experimental estimates Sources: ABS, Westpac Economics. 1 Excludes ownership of dwellings and taxes less subsidies. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack 10 11 23 14 Services employ a large part of the Australian workforce Output 2017 - sector contribution to GDP (%)1 Services Mining 56% 7 Manufacturing Transport, Utilities 10 Agriculture 9 Household services 6 Health 10 Education 8 6 Public administration Business services Australian employment by sector 2017 (%) Services Mining 60% 15 2 7 Manufacturing 9 Transport, Utilities Wholesale, Retail 8 Household services 13 Health, Social Assistance Education 13 3 13 Public Administration Business services

Australian economic outlook: positive but uneven 129 ppts ppts * mining investment Consumer^ Mining * Non-mining Public Net exports GDP Sources: ABS, Westpac Economics. Sources: NAB survey, Westpac Economics. Sources: ABS, Westpac Economics. Sources: RBA, Westpac Economics. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack Consumer spending constrained by income growth Australian consumer spending (% ann) vs labour income (% ann) % ann Labour income real 10 8 6 yr 4 2 0 -2 -4 Jun-98 Jun-02 Jun-06 Jun-10 Jun-14 Jun-18 Consumption Consumption long run avg: 3.3% Australian private sector credit growth subdued Australian private sector credit growth (% ann) ann% Housing Total credit Business 25 Forecasts 20 2019 15 10 5 0 -5 -10 Sep-94 Sep-98 Sep-02 Sep-06 Sep-10 Sep-14 Sep-18 end Australian growth mix: shifting drivers Contributions to GDP growth (ppts) 3 2015 2016 2017 2018f 2019f 3 2 2 1 1 0 0 -1 -1 -2 -2 investment ^ incl. housing Positive but moderating business conditions Australian business conditions (net balance) net bal. 30 Goods related Consumer sectors 20 10 0 -10 avg. -20 avg. -30 Sep-06 Sep-08 Sep-10 Sep-12 Sep-14 Sep-16 Sep-18 Business services 3 month moving deviation from

Population growth, public spending, lower AUD boosting activity 130 UK World Australia Sources: ABS, Westpac Economics 120 120 1997 2001 2005 2009 2013 2017 Sources: ABS, Westpac Economics Sources: RBA, Westpac Economics. 1 Business services: $21bn, including: legal & professional services $5.3bn, financial services $4.3bn, IT & Telecomm $3.8bn, Intellectual property rights $1.1bn and other $6.3bn. 2 Includes WCFI+BI commodities index, 2 year swap spread and NFD to GDP. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack Infrastructure starts returning to boom levels $bn Commencements $bn 100 100 80 resources 80 60 60 40 40 20 20 0 0 June years Oil & gas Iron ore & Resource Private ex Public % chg +46% coal related -33 +11+5 -24 Lower AUD supports the local economy USD 'fair value' band AUD/USD actual & forecast2 1.20 1.10 c/s to end 1.00 2019 0.90 0.80 0.70 0.60 0.50 0.40 Sep-94 Sep-99 Sep-04 Sep-09 Sep-14 Sep-19 f Population growth remains high Population growth 2006-2016 average (% ann) EU 0.28 Developed US Canada NZ Developing 0.0 0.5 1.0 1.5 2.0 0.33 0.76 0.80 1.08 1.15 1.20 1.37 1.69 Services exports remains strong $bn Rolling annual, nominal $bn 30 ion 30 25 25 20 20 15 15 10 10 5 5 0 0 Jun-94 Jun-98 Jun-02 Jun-06 Jun-10 Jun-14 Jun-18 Educat Total service exports: +7% yr +14% Leisure travel Business services1 +8% Transportation Business travel

Housing slowdown and wages are headwinds 131 (‘000 change in employment over the last 2 years) Sources: ABS, Westpac Economics. Sources: ABS, Westpac Economics. 5 5 30 -10 Sources: CoreLogic, ABS, Westpac Economics Sources: ABS, Westpac Economics. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack Cooling housing market 30 %ann prices new dwelling investment %ann 50 20 40 10 20 0 10 0 -10 -20 -20 -30 -30 Feb-09 Jun-10 Oct-11 Feb-13 Jun-14 Oct-15 Feb-17 Jun-18 Oct-19 turnover Forecast Election uncertainty Australian employment % % 4 4 3 3 2 2 1 1 0 0 -1 -1 -2 -2 Sep-12 Sep-13 Sep-14 Sep-15 Sep-16 Sep-17 Sep-18 6mth annualised pace Jul ‘16 Sep ‘13 election election Jobs are being created… Employment by major sector: Australia education & health production construction white collar retail & wholesale leisure & hospitality 0 50 100 150 200 250 …but Australian wage inflation remains low %yr Australian wage inflation (%, yr) 8 7 6 5 4 3 2 1 0 Jun-98 Jun-00 Jun-02 Jun-04 Jun-06 Jun-08 Jun-10 Jun-12 Jun-14 Jun-16 Jun-18 Aus private sector wages Mining industry wages

The Australian housing market has cooled 132 Dwelling prices cooling Change in Australian dwelling prices (annual %) ann% ann% 25 30 25 20 25 25 20 15 15 10 10 5 5 0 0 Sources: CoreLogic, Westpac Economics. -5 -5 -10 -10 Oct-10 Oct-12 Oct-14 Oct-16 Oct-18 Sources: CoreLogic, Westpac Economics. Dwelling prices are all dwellings, 6mth annualised growth. 30 30 Capital city % Change last 3mths (Oct-18) % Change YoY (Oct-18) Avg since 2007 Pop’n Sydney 4.8m Down 2.0% Down 7.4% Up 5.1% Melbourne 4.5m Down 2.1% Down 4.7% Up 4.8% Brisbane 2.3m Flat Up 0.4% Up 0.9% Perth 1.9m Down 2.0% Down 3.3% Down 0.8% Sources: CoreLogic, Westpac Economics. Sources: ABS, CoreLogic, Westpac Economics. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack Unit pricing vs. detached house pricing Dwelling prices by property type % (%, 3month annualised, seasonally adjusted by Westpac) % 40 40 35 35 25 25 20 20 15 15 10 10 5 5 0 0 -5 -5 -10 -10 -15 -15 Oct-10 Oct-12 Oct-14 Oct-16 Oct-18 Houses Units macro-prudential tightening Sydney Melbourne Brisbane Perth Price decline felt most in the top 25% of house prices Dwelling prices by property value ann % (annual %, all dwellings, seasonally adjusted by Westpac) ann % 40 40 35 35 30 30 20 20 15 15 10 10 5 5 0 0 -5 -5 -10 -10 -15 -15 Oct-10 Oct-12 Oct-14 Oct-16 Oct-18 Top 25% Middle 50% Bottom 25% macro-prudential tightening

Physical supply/demand fundamentals remain supportive across wider market 133 Population Total increase in dwellings 450 450 350 350 200 200 100 100 2.1 Sources: ABS, Westpac Economics. Dwelling stock is net of demolitions – implied by Census data. Sources: REIA, Westpac Economics 2.4 2.4 2.0 2.0 Mar-92 Mar-96 Mar-00 Mar-04 Mar-08 Mar-12 Mar-16 Mar-20 Sources: ABS, RBA, Westpac Economics. Source: ABS, Westpac Economics Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack Population growth remains high in Australia % ann % ann Population growth 1.6 1.6 1.2 1.2 0.8 0.8 0.4 0.4 0.0 0.0 Peak, 2008 Average from 2010 = 1.6% Average to 2004 =1.1% Dwelling approvals down from 2016 highs Dwelling approvals (‘000 month, annualised) Private approvals Trend SA 240 240 200 200 160 160 120 120 80 80 Sep-98 Sep-02 Sep-06 Sep-10 Sep-14 Sep-18 RBA easing cycles Dwelling supply has not kept pace with stronger demand ‘000 Population versus dwelling stock (annual average change ‘000) ‘000 400 400 300 300 250 250 150 150 50 50 0 0 1950s 1960s 1970s 1980s 1990s 2000s Last 6yrs Next 4yrs high rise Rental vacancy rates remain low in Sydney and Melbourne % Rental vacancy rates (%, quarterly, seasonally adjusted by Westpac) 8 Sydney Brisbane 7 6 5 5.0 4 3 2.5 2 2.4 1 0 Jun-88 Jun-93 Jun-98 Jun-03 Jun-08 Jun-13 Jun-18 Melbourne Perth National average since 1980

Impact of macro-prudential measures across Australian industry 134% 16 5.90 0 Source: APRA, RBA, Westpac Economics Sources: RBA, Westpac Economics. % flow limit 3 Sources: ABS, APRA, RBA, Westpac Economics. Sources: ABS, APRA, RBA, Westpac Economics Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack Lower flow of interest only loans Interest only housing loans 60 50 40 30 20 10 0 Mar-09 Mar-11 Mar-13 Mar-15 Mar-17 Mar-19 Outstanding loans 10% investor APRA 30% New loans credit growth limit interest only new 28.8 16.6 Lower new flow of 90%+ LVR loans % High LVR housing loans 25 20 15 10 6.5 5 0 Mar-09 Mar-11 Mar-13 Mar-15 Mar-17 80-90% 90%+ 13. Change in composition of housing credit Australian housing credit growth (6mth % change annualised) Total 10% limit on investment 30% limit on interest Investor 12 8 6.7 4 4.6 0.8 Sep-12 Sep-13 Sep-14 Sep-15 Sep-16 Sep-17 Sep-18 property annual portfolio growth only originations Owner-occupier Introduction of differentiated mortgage pricing % Mortgage interest rates (major bank average) 7.5 7.0 6.5 6.0 5.5 5.0 Oct-13 Oct-14 Oct-15 Oct-16 Oct-17 Oct-18 Own-occ. - principal and interest Own-occ. - interest only Investor - principal and interest Investor - interest only 6.35 5.90 5.20

Australian household balance sheets 135 (% income required to service mortgage of 75% median dwelling, all regions) 40 higher 100 60 rtgage offset s –16pts Sep-83 Sep-88 Sep-93 Sep-98 Sep-03 Sep-08 Sep-13 Sep-18 Sources: ABS, RBA, Westpac Economics Sources: RBA, Westpac Economics. Housing credit in 6 month % change annualised. 1400 1200 600 Sources: ABS, RBA, Westpac Economics. Sources: ABS, RBA, Westpac Economics. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack Higher income households have increased borrowings % Australian household debt-to-income ratios by income quintile (%) 250 200 150 100 50 0 1st 2nd 3rd 4th 5th 2002 2006 2010 2014 Australian household net wealth has also increased % Annual household disposable income % Total assets Jun-07 Since Jun-07: % +120pts 1200 1000 1000 800 800 600 400 400 200 200 0 0 Jun-83 Jun-88 Jun-93 Jun-98 Jun-03 Jun-08 Jun-13 Jun-18 Jun-23 Total liabilities Total net worth +90pts +30pts Affordability on repayment basis around long run average Housing affordability: all dwellings % 35 30 25 20 15 10 Deteriorate If mortgage rate was 1% Improve 10yr avg long run avg Australian households debt to income ratio remains high Australian households debt to income ratio (%) Total (gross) debt Forecasts 200 180 160 et of all 140 its also 120 funds held 80 40 since peak 20 1988 0 -20 -40 Jun-88 Jun-93 Jun-98 Jun-03 Jun-08 Jun-13 Jun-18 Total debt net of offset accounts end 2019 Total debt net of all deposits* Debt n Trend since Jun-07 depos excludes in mo account * Westpac Economics estimates prior to

Australia’s high rise apartment market – past the peak although supply still coming online 136 Population Total increase in dwellings 450 450 300 300 200 200 Source: RBA, CoreLogic. Sources: REIA, Westpac Economics. Dwelling stock is net of demolitions – implied by Census data. ‘000s ‘000s Non-high rise Other high rise High rise top 5 areas Sources: ABS, Westpac Economics 1 Estimated proportion of approved dwellings completed by months after approval. Note that not all approved dwellings are completed, reflecting both cancellations and reductions in project size. Also, ‘high rise’ projects often have significant delays between approval and commencement. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack Projected dwelling completions, major metro areas Dwelling completions by capital city (‘000s, rolling 6mth totals) 35 35 30 30 25 25 20 20 15 15 10 10 5 5 0 0 Jun-07 Jun-13 Jun-19 Jun-07 Jun-13 Jun-19 Jun-07 Jun-13 Jun-19 Sydney Melbourne Brisbane/SEQ Projected 10% Projected 10% 18% 71% Projected 8% 17% 76% 41% 49% Aggregate supply/demand fundamentals remain positive ‘000 Population versus dwelling stock (annual average change ‘000) ‘000 400 400 350 350 250 250 150 150 100 100 50 50 0 0 1950s 1960s 1970s 1980s 1990s 2000s last 6 yrs next 4yrs high rise Dwelling construction: indicative completion times1% % 100 100 90 90 80 80 70 70 60 60 50 50 40 40 30 30 20 20 10 10 0 0 0 12 24 36 48 60 Detached houses Low-mid rise High rise Average construction time for ‘high rise’ about 2-2½yrs

The New Zealand economy 137 Regional GDP - 2017, nominal $NZ Total nominal GDP 2017: $280bn Population 4.9 mil Northland, $7bn 4% of population Auckland, $101bn 35% of population Bay of Plenty, $14bn 6% of population Waikato, $23bn 10% of population Taranaki, Whanganui/Manawatu, $10bn 7% of population Tasman/Nelson, $5bn 2% of population Gisborne/Hawke’s Bay, $9bn 4% of population Wellington, $36bn 11% of population Marlborough, $3bn 1% of population West Coast, $2bn 1% of population Southland, $6n 2% of population Canterbury, $35bn 13% of population Otago, $12bn 5% of population Sources: Stats NZ, Westpac Economics.. Sources: Stats NZ, Westpac Economics Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack NZ output and employment Output 2018 - sector contribution to GDP (%) Primary 9 7 3 Electricity, gas and water Construction 11 Food manufacturing 4 7 Manufacturing (excl. food) Wholesale, retail and accommodation 12 Transport Financial and professional services 32 5 Public administration Social services (incl. health) Other NZ employment by sector 2018 (%) 2 4 Primary 16 8 Construction 10 Manufacturing Wholesale, retail and accommodation 17 Transport 21 Financial and professional services 17 4 Public administration Social services (incl. health) Other

New Zealand economic snapshot – growth has taken a step down 138 New Zealand economy key statistics (latest available as at October 2018) GDP Westpac Economics Forecast (end calendar 2019) 2.7% 3.1% Unemployment Rate Westpac Economics Forecast (end calendar 2019) 4.5% 4.6% Source: Stats NZ, Westpac Economics Source: Stats NZ, Westpac Economics Inflation Westpac Economics Forecast (end calendar 2019) 1.9% 1.4% Total Cash Rate Westpac Economics Forecast (end calendar 2019) 1.75% 1.75% NZD/USD Westpac Economics Forecast (end calendar 2019) US$0.651 US$0.65 Source: Westpac Economics estimates Source: Stats NZ, Westpac Economics 1 Exchange rate as at 31 October 2018. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack Migration cycle has started to turn down Net migration (annual ‘000s) 000s 000s 75 75 50 50 25 25 0 0 -25 -25 -50 -50 2000 2004 2008 2012 2016 2020 New Zealanders Forecast Other Large pipeline of construction work $bn Construction spending (annual $bn) $bn 40 40 30 30 20 20 10 10 0 0 2005 2008 2011 2014 2017 2020 2023 Kaikoura earthquake costs Canterbury rebuild Construction (excl. quake costs) For ecast GDP holding firm % GDP (%) % 6 6 4 4 2 2 0 0 -2 -2 2005 2007 2009 2011 2013 2015 2017 2019 Qtr % chg Annual average % change Spending to slow as housing cools % House prices and household spending % 30 6 25 5 20 4 15 3 10 2 5 1 0 0 -5 -1 -10 -2 -15 -3 -20 -4 -25 -5 2000 2003 2006 2009 2012 2015 2018 2021 House price inflation (left axis) Per capita household spending (right axis) Forecast

New Zealand economic indicators 139 500 Source: ANZ, Westpac Economics Source: Stats NZ, Westpac Economics Kg Ms Forecast 9 8 9 8 5 5 Source: Fonterra, Westpac Economics Source: RBNZ, Westpac Economics Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack 2002/03 2003/04 2004/05 2005/06 2006/07 2007/08 2008/09 2009/10 2010/11 2011/12 2012/13 2013/14 2014/15 2015/16 2016/17 2017/18 2018/19 RBNZ on hold, overseas trends to push term rates higher % Interest rates (%) % 10 10 2 year swap rate 7 7 6 6 4 4 3 3 2 2 1 1 2001 2005 2009 2013 2017 2021 90 day bank bill rate Forecast 5 year swap rate Payout to dairy farmers at average levels Dairy payout and dividend ($/Kg Ms) Milk price Dividend $10 $8 $6 $4 $2 $0 Inflation off its lows, boosted by oil prices % Inflation (%) % 6 6 5 5 4 4 3 3 2 2 1 1 0 0 2007 2009 2011 2013 2015 2017 2019 CPI inflation Forecast CPI excluding petrol Export prices remain favourable NZ export commodity price index (world prices) Index Meat,skins & wool Forestry Dairy 450 400 350 300 250 200 150 100 50 2006 2008 2010 2012 2014 2016 2018

New Zealand housing market expected to be dampened by policy changes 140 Source: REINZ Source: REINZ Investors below 70% LVR Investors above 70% LVR 50 Source: RBNZ Source: REINZ, RBNZ, Westpac Economics Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack Index = 100 in 2008 Index = 100 in 2008 Macroprudential policies have eased… % Investors’ share of new mortgage lending (%) 40 30 20 10 0 Aug-14 Feb-15 Aug-15 Feb-16 Aug-16 Feb-17 Aug-17 Feb-18 Aug-18 LVRs tightened LVRs tightened LVRs eased …further easing likely if property market slows further % New Zealand house debt statistics % 20 (% of households’ disposable incomes) 175 15 150 10 125 5 100 0 75 2000 2002 2004 2006 2008 2010 2012 2014 2016 2018 Spending on debt servicing Household liabilities (right axis) Policy changes have softened housing demand… New Zealand house prices by region (index) 220 220 200 200 180 180 160 160 140 140 120 120 100 100 80 80 Jan-08 Jan-10 Jan-12 Jan-14 Jan-16 Jan-18 NZ ex Auckland and Canterbury Auckland Canterbury …and a period of subdued prices is expected New Zealand house prices (nationwide, %) 20 Forecast 20 15 15 10 10 5 5 0 0 -5 -5 -10 -10 -15 -15 2008 2010 2012 2014 2016 2018 2020

Appendix and Disclaimer

Appendix 1: Cash earnings adjustments

Appendix and Disclaimer | 142

Cash earnings adjustment	2H17 $m	1H18 $m	2H18 $m	Description
Reported net profit	4,083	4,198	**3,897**	Net profit attributable to owners of Westpac Banking Corporation
Amortisation of intangible assets	64	17	**-**	Identifiable intangible assets arising from business acquisitions are amortised over their useful lives, ranging between four and twenty years. This amortisation (excluding capitalised software) is a cash earnings adjustment because it is a non-cash flow item and does not affect cash distributions available to shareholders. The last of these intangible assets were fully amortised in December 2017
Fair value (gain)/loss on economic hedges	62	37	**(163)**	Fair value on economic hedges (which do not qualify for hedge accounting under AAS) comprise: • The unrealised fair value (gain)/loss on foreign exchange hedges of future New Zealand earnings impacting non-interest income is reversed in deriving cash earnings as they may create a material timing difference on reported results but do not affect the Group's cash earnings over the life of the hedge; and • The unrealised fair value (gain)/loss on hedges of accrual accounted term funding transactions are reversed in deriving cash earnings as they may create a material timing difference on reported results but do not affect the Group's cash earnings over the life of the hedge
Ineffective hedges	20	9	**4**	The unrealised (gain)/loss on ineffective hedges is reversed in deriving cash earnings because the gain or loss arising from the fair value movement in these hedges reverses over time and does not affect the Group's profits over time
Adjustments related to Pendal Group (formerly BTIM)	(171)	-	**73**	The Group recognised a gain, net of costs, associated with the partial sale of shares in Pendal Group Limited in Full Year 2017. In Full Year 2018, the Group marked to market its current holding of Pendal shares. Consistent with prior years these items have been treated as a cash earnings adjustment given its size and that it does not reflect ongoing operations. The Group has indicated that it may sell the remaining 10% shareholding in Pendal Group Limited at some future date. Any future gain or loss on this shareholding will similarly be excluded from the calculation of cash earnings
Treasury shares	(13)	(10)	**3**	Under AAS, Westpac shares held by the Group in the managed funds and life businesses are deemed to be Treasury shares and the results of holding these shares can not be recognised in the reported results. In deriving cash earnings, these results are included to ensure there is no asymmetrical impact on the Group's profits because the Treasury shares support policyholder liabilities and equity derivative transactions which are re-valued in determining income
Cash earnings	**4,045**	**4,251**	**3,814**	

Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

Appendix 2: Sustainability

Appendix and Disclaimer 143

Industry awards[1]

- Awarded Gold Class ranking in RobecoSAM's 2018 Sustainability Yearbook
- Achieved highest "Leading" rating for the tenth consecutive year for disclosure of sustainability risks in 2017
- Recognised in the 2017 CDP to achieve Leadership level for our response to climate change, announced in October 2017
- Reconfirmed as a constituent of the Ethibel Sustainability Index (ESI) Excellence Global, announced September 2018
- Achieved the highest QualityScore of 1 for the inaugural ESG survey by ISS in 2018

Sustainability indexes[1]

- A world leader and member of DJSI World, DJSI Asia Pacific, and DJSI Australia Indexes
- Leader score among peer group[2]
- Member of the FTSE4Good Index, of which Westpac has been a member for over 10 years, announced in August 2018
- Member of the MSCI Global ESG Leaders index
- Member of the STOXX 2017/2018 Global ESG Leaders Indices for the fifth consecutive year

Inclusion and diversity recognition[1]

- Included in the 2018 Bloomberg Gender Equality Index
- #1 Bank in Top 10 Australian Network on Disability's Inaugural Access and Inclusion Index
- Employer of Choice by The Workplace Gender Equality Agency for the 8th consecutive year
- Awarded Employer of the Year at the 2017 Women in Finance Awards
- Received highest accolade of Platinum status in the Australian Workplace Equality Index Awards in May 2018

1 As at 30 September 2018. 2 Copyright ©2018 Sustainalytics

Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

Appendix and Disclaimer | 144

Appendix 2: Sustainability

Key commitments and partnerships[1]

Principles for Responsible Banking
Part of core group of 28 banks developing the Draft Principles for Responsible Banking

Paris Climate Agreement
Supporter (2015)

Financial Stability Board's Task Force on Climate-related Financial Disclosures
Align with and support

The Equator Principles
Founding Adopter,
First Australian Bank (2003)

UN Environment Program Finance Initiative
Founding Member (1991)

UN Sustainable Development Goals
CEO Statement of Commitment (2015)

United Nations Global Compact
Signatory (2002), Global Compact Network Australia Founding Member

Banking Environment Initiative
Founding signatory (since 2012)

Principles for Responsible Investment
Signatory (2007)

Global Investor Coalition Statement on Climate Change
Signatory (2014)

The Montreal Carbon Pledge
Signatory (2014)

Climate Bonds Initiative
Partner

Carbon Markets Institute
Corporate Member

We Mean Business Coalition
Signatory (2015)

Climate Action 100+
Signatory (2018)

Carbon Neutral Certification
Since 2012

Supply Nation
(for Indigenous owned businesses)
Founding member (since 2016)

WeConnect International
(for women owned businesses)
(since 2014)

Social Traders
(for social enterprises)
Member of Connect (since 2016)

1 As at 30 September 2018.

Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

Appendix 3: Definitions – Divisions Appendix and Disclaimer 145 Consumer Bank (CB) is responsible for sales and service to consumer customers in Australia under the Westpac, St.George, BankSA, Bank of Melbourne and RAMS brands. Activities are conducted through a dedicated team of specialist consumer relationship managers along with an extensive network of branches, call centres and ATMs. Customers are also supported by a range of internet and mobile banking solutions. CB also works in an integrated way with Business Bank, BTFG and WIB in the sales and service of certain financial services and products including in wealth and foreign exchange. The revenue from these products is mostly retained by the product originator Westpac Institutional Bank (WIB) delivers a broad range of financial products and services to commercial, corporate, institutional and government customers with connections to Australia and New Zealand. WIB operates through dedicated industry relationship and specialist product teams, with expert knowledge in financing, transactional banking, and financial and debt capital markets. Customers are supported throughout Australia as well as via branches and subsidiaries located in New Zealand, the US, UK and Asia. WIB is also responsible for Westpac Pacific currently providing a range of banking services in Fiji and PNG. WIB works in an integrated way with all the Group’s divisions in the provision of more complex financial needs including across foreign exchange and fixed interest solutions Consumer Bank WIB Business Bank (BB) is responsible for sales and service to SME and commercial business customers in Australia for facilities up to approximately $150 million. The division operates under the Westpac, St.George, BankSA and Bank of Melbourne brands. Customers are provided with a wide range of banking and financial products and services to support their borrowing, payments and transaction needs. In addition, specialist services are provided for cash flow finance, trade finance, automotive and equipment finance, and property finance. The division is also responsible for consumer customers with auto finance loans. BB works in an integrated way with Consumer Bank, BTFG and WIB in the sales and service of select financial services and products including corporate superannuation, foreign exchange and interest rate hedging. The revenue from these products is mostly retained by the product originator Westpac New Zealand is responsible for sales and service of banking, wealth and insurance products for consumers, business and institutional customers in New Zealand. Westpac conducts its New Zealand banking business through two banks in New Zealand: Westpac New Zealand Limited, which is incorporated in New Zealand and Westpac Banking Corporation (New Zealand Branch), which is incorporated in Australia. Westpac New Zealand operates via an extensive network of branches and ATMs across both the North and South Islands. Business and institutional customers are also served through relationship and specialist product teams. Banking products are provided under the Westpac brand while insurance and wealth products are provided under Westpac Life and BT brands, respectively. New Zealand also maintains its own infrastructure, including technology, operations and treasury Business Bank Westpac NZ BT Financial Group (Australia) (BTFG) is the Australian wealth management and insurance arm of the Westpac Group providing a broad range of associated services. BTFG’s funds management operations include the manufacturing and distribution of investment, superannuation and retirement products, wealth administration platforms, private wealth, margin lending and equities broking. BTFG’s insurance business covers the manufacturing and distribution of life, general and lenders mortgage insurance. The division also uses third parties to manufacture certain general insurance products. In managing risk across all insurance classes the division reinsures certain risks using external providers. In addition to the BT brand, BTFG operates a range of financial service brands along with the banking brands of Westpac, St.George, Bank of Melbourne and BankSA for Private Wealth and Insurance. This segment provides centralised Group functions including Treasury, Technology and Core Support (finance, human resources etc.). Costs are partially allocated to other divisions in the Group, with costs attributed to enterprise activity retained in Group Businesses. This segment also reflects Group items including: earnings on capital not allocated to divisions, earnings from non-core asset sales, earnings and costs associated with the Group’s fintech investments and certain other head office items such as centrally raised provisions BTFG Group Businesses or GBU Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

Appendix 3: Definitions – Credit quality Appendix and Disclaimer 146 Includes facilities where: Includes exposures that have deteriorated to the point where full collection of interest and principal is in doubt, based on an assessment of the customer’s outlook, cashflow, and the net realisation of value of assets to which recourse is held and includes: • contractual payments of interest and / or principal are 90 or more calendar days overdue, including overdrafts or other revolving facilities that remain continuously outside approved limits by material amounts for 90 or more calendar days (including accounts for customers who have been granted hardship assistance); or an order has been sought for the customer’s bankruptcy or similar legal action has been instituted which may avoid or delay repayment of its credit obligations; and the estimated net realisable value of assets / security to which Westpac has recourse is sufficient to cover repayment of all principal and interest, or where there are otherwise reasonable grounds to expect payment in full and interest is being taken to profit on an accrual basis. • facilities 90 days or more past due, and full recovery is in doubt: exposures where contractual payments are 90 or more days in arrears and the net realisable value of assets to which recourse is held may not be sufficient to allow full collection of interest and principal, including overdrafts or other revolving facilities that remain continuously outside approved limits by material amounts for 90 or more calendar days; non-accrual assets: exposures with individually assessed impairment provisions held against them, excluding restructured loans; restructured assets: exposures where the original contractual terms have been formally modified to provide for concessions of interest or principal for reasons related to the financial difficulties of the customer; other assets acquired through security enforcement (includes other real estate owned): includes the value of any other assets acquired as full or partial settlement of outstanding obligations through the enforcement of security arrangements; and any other assets where the full collection of interest and principal is in doubt 90 days past due and not impaired • • Impaired assets • • These facilities, while in default, are not treated as impaired for accounting purposes • Loans not found to be individually impaired or significant will be collectively assessed in pools of similar assets with similar risk characteristics. The size of the provision is an estimate of the losses already incurred and will be estimated on the basis of historical loss experience for assets with credit characteristics similar to those in the collective pool. The historical loss experience will be adjusted based on current observable data. Included in the collectively assessed provision is an economic overlay provision which is calculated based on changes that occurred in sectors of the economy or in the economy as a whole • Collectively assessed provisions (CAP) Watchlist and substandard, 90 days past due and not impaired and impaired assets Stressed assets Represents the sum of the committed portion of direct lending (including funds placement overall and deposits placed), contingent and pre-settlement risk plus the committed portion of secondary market trading and Total committed exposures (TCE) Provisions raised for losses that have already been incurred on loans that are known to be impaired and are assessed on an individual basis. The estimated losses on these impaired loans is based on expected future cash flows discounted to their present value and, as this discount unwinds, interest will be recognised in the income statement underwriting risk Individually assessed provisions or IAPs Watchlist and substandard Loan facilities where customers are experiencing operating weakness and financial difficulty but are not expected to incur loss of interest or principal Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

Appendix 3:
Definitions – Earnings, capital and liquidity

Appendix and Disclaimer | 147

Earnings Drivers	
Average interest-earning assets (AIEA)	The average balance of assets held by the Group that generate interest income. Where possible, daily balances are used to calculate the average balance for the period
Cash earnings per ordinary share	Cash earnings divided by the weighted average ordinary shares (cash earnings basis)
Core earnings	Net operating income less operating expenses
Full-time equivalent employees (FTE)	A calculation based on the number of hours worked by full and part-time employees as part of their normal duties. The full-time equivalent of one FTE is 76 hours paid work per fortnight
Net interest margin (NIM)	Calculated by dividing net interest income by average interest-earning assets
Net tangible assets per ordinary share	Net tangible assets (total equity less goodwill and other intangible assets less minority interests) divided by the number of ordinary shares on issue (reported)
Weighted average ordinary shares (cash earnings)	Weighted average number of fully paid ordinary shares listed on the ASX for the relevant period
Capital	
Capital ratios	As defined by APRA (unless stated otherwise)
Internationally comparable ratios	Internationally comparable regulatory capital ratios are Westpac's estimated ratios after adjusting the capital ratios determined under APRA Basel III regulations for various items. Analysis aligns with the APRA study titled "International capital comparison study" dated 13 July 2015

Leverage ratio	As defined by APRA (unless stated otherwise). Tier 1 capital divided by 'exposure measure' and expressed as a percentage. 'Exposure measure' is the sum of on-balance sheet exposures, derivative exposures, securities financing transaction exposures and other off-balance sheet exposures
Risk weighted assets or RWA	Assets (both on and off-balance sheet) are risk weighted according to each asset's inherent potential for default and what the likely losses would be in case of default. In the case of non-asset-backed risks (ie. market and operational risk), RWA is determined by multiplying the capital requirements for those risks by 12.5
Liquidity	
Committed liquidity facility (CLF)	The RBA makes available to Australian Authorised Deposit-taking Institutions a CLF that, subject to qualifying conditions, can be accessed to meet LCR requirements under APS210 Liquidity
High quality liquid assets (HQLA)	Assets which meet APRA's criteria for inclusion as HQLA in the numerator of the LCR
Liquidity coverage ratio (LCR)	An APRA requirement to maintain an adequate level of unencumbered high quality liquid assets, to meet liquidity needs for a 30 calendar day period under an APRA-defined severe stress scenario. Absent a situation of financial stress, the value of the LCR must not be less than 100%, effective 1 January 2015. LCR is calculated as the percentage ratio of stock of HQLA and CLF over the total net cash out-flows in a modelled 30 day defined stressed scenario
Net stable funding ratio (NSFR)	The NSFR is defined as the ratio of the amount of available stable funding (ASF) to the amount of required stable funding (RSF) defined by APRA. The amount of ASF is the portion of an ADI's capital and liabilities expected to be a reliable source of funds over a one year time horizon. The amount of RSF is a function of the liquidity characteristics and residual maturities of an ADI's assets and off-balance sheet activities. ADI's must maintain an NSFR of at least 100%

Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

Appendix 3: Definitions – Other

Appendix and Disclaimer | 148

Australian customers with wealth products metrics provider	Data based on DBM Consultants, Respondents aged 18+ and 12 month rolling. Wealth penetration is defined as the proportion of Australians who have a Deposit Product, Lending Product or Credit/Debit Card with a Banking Group and also have Managed Funds, Superannuation or Insurance with the same Banking Group. Note: Westpac and St.George use Managed Funds, Superannuation or Insurance with Westpac Group. **Westpac** includes Westpac and Challenge Bank. **St.George** includes St.George, BankSA, Bank of Melbourne, RAMS and Dragondirect. **Westpac Group** includes Westpac, Challenge Bank, St.George, BankSA, Bank of Melbourne, RAMS, Dragondirect, Advance Asset Management, Asgard, Bankers Trust, BT, Rothschild and Sealcorp. **Peers** includes: ANZ Group, CBA Group and NAB Group.
Branch transactions	Branch transactions are typically withdrawals, deposits, transfers and payments
Customer satisfaction or CSat	The Customer Satisfaction score is an average of customer satisfaction ratings of the customer's main financial institution for consumer or business banking on a scale of 0 to 10 (0 means 'extremely dissatisfied' and 10 means 'extremely satisfied
CSat – overall business	Source: DBM Consultants Business Financial Services Monitor, September 2016 – September 2018, 6MMA. MFI customers, all businesses.
CSat – overall consumer	Source: DBM Consultants Consumer Atlas, September 2016 – September 2018, 6MMA. MFI customers
CSat – SME	Source: DBM Consultants Business Financial Services Monitor, September 2016 – September 2018, 6MMA. MFI customers, SME businesses. SME businesses are those organisations with annual turnover under $5 million (excluding Agribusinesses)

CSat (Westpac NZ)	3 month rolling Retail Market Monitor data (survey conducted by Camorra Research). Main bank customers are asked to rate the overall level of service they receive from their main bank on a scale of 1 (poor) to 5 (excellent). Results represent the % of customers who rate the service as either 4 (very good) or 5 (excellent), excluding "don't know"
Digitally active	Australian consumer and business customers who have had an authenticated session (including Quickzone) on Westpac Group digital banking platforms in the prior 90 days
Digital sales	Sales refers to digital sales of consumer core products only. Sales with a completed deposit or activation constitute a quality sale. Includes new American Express credit card sales
Digital transactions	Digital transactions are typically payments and transfers
MFI share	MFI share results are based on the number of customers who have a Main Financial Institution (MFI) relationship with an institution, as a proportion of the number of customers that have a MFI relationship with any institution
Consumer MFI share	Source: DBM Consultants Consumer Atlas, 6 months to September 2018, MFI customers

Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

Appendix 3: Definitions – Other

Appendix and Disclaimer | 149

SME MFI share	Source: DBM Consultants Business Financial Services Monitor, 12 months to September 2018, MFI customers, SME businesses. SME businesses are those organisations with annual turnover under $5 million (excluding Agribusinesses)
Commercial MFI share	Source: DBM Consultants Business Financial Services Monitor, 12 months to September 2018, MFI customers, Commercial businesses. Commercial businesses are those organisations with annual turnover $5 million to $100 million (excluding Agribusinesses)
Net Promoter Score or NPS	Net Promoter Score measures the net likelihood of recommendation to others of the customer's main financial institution. Net Promoter Score[SM] is a trademark of Bain & Co Inc., Satmetrix Systems, Inc., and Mr Frederick Reichheld. Using a scale of 0 to 10 (0 means 'extremely unlikely' and 10 means 'extremely likely'), the 0-6 raters (detractors) are deducted from the 9-10 raters (promoters)
NPS Agri (Westpac NZ)	6 month rolling Agri Market Monitor data (survey conducted by Key Research). Respondents are asked about likelihood to recommend their main business bank to business colleagues, friends or family on a scale of 1 (extremely unlikely) to 10 (extremely likely). Net Promoter Score is represents % of Promoters (recommend score of 9 or 10) minus % of Detractors (recommend score of 1 to 6)
NPS Business (Westpac NZ)	Source: 6 month rolling Business Finance Monitor data (survey conducted by Kantar TNS among businesses with an annual turnover of $5 to $150 million). Respondents are asked about likelihood to recommend their main business bank to business colleagues and associates on a scale of 1 (extremely unlikely) to 10 (extremely likely). Net Promoter Score is represents % of Promoters (recommend score of 9 or 10) minus % of Detractors (recommend score of 1 to 6)

NPS Consumer (Westpac NZ)	Source: 3 month rolling Retail Market Monitor data (survey conducted by Camorra Research). Respondents are asked about likelihood to recommend their main bank to family and friends on a scale of 1 (extremely unlikely) to 10 (extremely likely). Net Promoter Score is represents % of Promoters (recommend score of 9 or 10) minus % of Detractors (recommend score of 1 to 6)
NPS – overall consumer	Source: DBM Consultants Consumer Atlas, September 2016 – September 2018, 6MMA. MFI customers
SGB Brand	SGB Brands (Consumer): St.George Bank, Bank of Melbourne, BankSA, RAMS, Dragondirect SGB Brands (Business): St.George Bank, Bank of Melbourne and BankSA
Westpac Group rank	The ranking refers to Westpac Group's position relative to the other three major Australian banking groups (ANZ Group, CBA Group and NAB Group)
Women in Leadership	Women in Leadership refers to the proportion of women (permanent and maximum term) in leadership roles across the Group. It includes the CEO, Group Executive, General Managers, senior leaders with significant influence on business outcomes,(direct reports to General Managers and their direct reports), large (3+) team people leaders three levels below general manager, and Bank and Assistant Bank Managers

Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack

Investor Relations Team Contact us 150 www.westpac.com.au/investorcentre Head of Investor Relations Director Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack Equity Investor Relations Andrew BowdenNicole MehalskiAnnual reports Presentations and webcasts +61 2 8253 4008 +61 2 8253 1667 5 year financial summary andrewbowden@westpac.com.au nicole.mehalski@westpac.com.au Prior financial results Debt Investor Relations Jacqueline BoddyLouise Coughlan Director Director (Rating Agencies) +61 2 8253 3133 +61 2 8254 0549 jboddy@westpac.com.au lcoughlan@westpac.com.au Retail Shareholder Investor Relations Danielle StockRebecca Plackett Senior Manager Senior Manager +61 2 8253 0922 +61 2 8253 6556 danielle.stock@westpac.com.au rplackett@westpac.com.au Or email: investorrelations@westpac.com.au

Disclaimer 151 The material contained in this presentation is intended to be general background information on Westpac Banking Corporation (Westpac) and its activities. The information is supplied in summary form and is therefore not necessarily complete. It is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs. The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information. All amounts are in Australian dollars unless otherwise indicated. Unless otherwise noted, financial information in this presentation is presented on a cash earnings basis. Cash earnings is a non-GAAP measure. Refer to Westpac’s 2018 Full Year Financial Results (incorporating the requirements of Appendix 4E) for the twelve months ended 30 September 2018 available at www.westpac.com.au for details of the basis of preparation of cash earnings. Refer to page 41 for an explanation of cash earnings and Appendix 1 page 142 for a reconciliation of reported net profit to cash. This presentation contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the US Securities Exchange Act of 1934. Forward-looking statements are statements about matters that are not historical facts. Forward-looking statements appear in a number of places in this presentation and include statements regarding our intent, belief or current expectations with respect to our business and operations, market conditions, results of operations and financial condition, including, without limitation, future loan loss provisions, financial support to certain borrowers, indicative drivers, forecasted economic indicators and performance metric outcomes. We use words such as ‘will’, ‘may’, ‘expect’, 'indicative', ‘intend’, ‘seek’, ‘would’, ‘should’, ‘could’, ‘continue’, ‘plan’, ‘probability’, ‘risk’, ‘forecast’, ‘likely’, ‘estimate’, ‘anticipate’, ‘believe’, ‘aim’, or other similar words to identify forward-looking statements. These forward-looking statements reflect our current views with respect to future events and are subject to change, certain risks, uncertainties and assumptions which are, in many instances, beyond our control, and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect upon us. There can be no assurance that future developments will be in accordance with our expectations or that the effect of future developments on us will be those anticipated. Actual results could differ materially from those which we expect, depending on the outcome of various factors. Factors that may impact on the forward-looking statements made include, but are not limited to, those described in the section titled ‘Risk factors' in Westpac’s 2018 Full Year Financial Results (incorporating the requirements of Appendix 4E) for the twelve months ended 30 September 2018 (or Annual Report for the year ended 30 September 2017) available at www.westpac.com.au. When relying on forward-looking statements to make decisions with respect to us, investors and others should carefully consider such factors and other uncertainties and events. We are under no obligation to update any forward-looking statements contained in this presentation, whether as a result of new information, future events or otherwise, after the date of this presentation. Westpac Group 2018 Full Year Results Presentation & Investor Discussion Pack